SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

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☐	Soliciting Material Pursuant to §240.14a-11(c) or §240.14a-12

Integrated Silicon Solution, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Notes:

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON FEBRUARY 6, 2009

TO THE STOCKHOLDERS:

NOTICE IS HEREBY GIVEN that the annual meeting of stockholders (the “Annual Meeting”) of Integrated Silicon Solution, Inc., a Delaware corporation, will be held on February 6, 2009 at 3:30 p.m., local time, at the Silicon Valley Capital Club, Fairmont Plaza, 50 West San Fernando, 17th Floor, San Jose, California, for the following purposes:

1.	To elect nine (9) directors to serve for the ensuing year and until their successors are duly elected and qualified.

2.

To approve a stock option exchange program for employees (excluding executive officers and directors), pursuant to which eligible employees will be offered the opportunity to exchange their eligible options to purchase shares of common stock outstanding under our existing equity incentive plans for a smaller number of new options at a lower exercise price.

3.	To approve an amendment to our 1993 Employee Stock Purchase Plan to increase the number of shares available for issuance thereunder by 750,000 shares to an aggregate of 4,400,000 shares.

4.	To ratify the appointment of Grant Thornton LLP as our independent registered public accounting firm for the 2009 fiscal year.

5.	To transact such other business as may properly come before the meeting or any adjournment(s) thereof.

The foregoing matters are more fully described in the Proxy Statement accompanying this Notice.

Only stockholders of record at the close of business on December 18, 2008 are entitled to vote at the Annual Meeting.

All stockholders are cordially invited to attend the meeting in person. However, to ensure your representation at the meeting, you are urged to mark, sign and return the enclosed proxy as promptly as possible in the postage-prepaid envelope for that purpose. Any stockholder attending the meeting may vote in person even if he or she has returned a proxy. However, if your shares are held in the name of a bank, broker, or other holder of record, you must obtain a proxy, executed in your favor, from the holder of record to be able to vote at the Annual Meeting.

FOR THE BOARD OF DIRECTORS

/s/ Scott D. Howarth

Scott D. Howarth

President and Chief Executive Officer

San Jose, California

January 5, 2009

IMPORTANT: WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, YOU ARE REQUESTED TO COMPLETE AND PROMPTLY RETURN THE ENCLOSED PROXY IN THE ENVELOPE PROVIDED.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to be held on February 6, 2009.

The ISSI Notice of Annual Meeting, Proxy Statement, Proxy Card and Annual Report on Form 10-K for the fiscal year ended September 30, 2008 are available at http://materials.proxyvote.com/45812p.

INTEGRATED SILICON SOLUTION, INC.

1940 ZANKER ROAD SAN JOSE, CALIFORNIA 95112

(408) 969-6600

PROXY STATEMENT FOR 2009

ANNUAL MEETING OF STOCKHOLDERS

The enclosed proxy (“Proxy”) is solicited on behalf of the board of directors (the “Board of Directors”) of Integrated Silicon Solution, Inc. for use at the annual meeting of stockholders (the “Annual Meeting”) to be held on February 6, 2009 at 3:30 p.m., local time, or at any adjournment thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting. The Annual Meeting will be held at the Silicon Valley Capital Club, Fairmont Plaza, 50 West San Fernando, 17th Floor, San Jose, California.

These proxy solicitation materials were mailed on or about January 9, 2009 to all stockholders of record at the close of business on December 18, 2008 (the “Record Date”). At the Record Date, 25,366,396 shares of our common stock, $.0001 par value per share, were issued and outstanding and no shares of the our preferred stock, $.0001 par value per share, were issued and outstanding.

References in this Proxy to “we,” “us,” “our,” the “Company” and “ISSI” mean Integrated Silicon Solution, Inc. and all entities owned or controlled by Integrated Silicon Solution, Inc.

INFORMATION CONCERNING SOLICITATION AND VOTING

Your vote is important. Because many stockholders cannot attend the Annual Meeting in person, it is necessary that a large number be represented by proxy. Under Delaware law, stockholders may submit proxies electronically. Stockholders who hold their shares in a brokerage account may have the choice of voting over the Internet, by using a toll-free telephone number, or by completing a proxy card and mailing it in the postage-paid envelope provided. Please refer to the proxy card provided by your broker for details regarding the availability of electronic voting. Please also be aware that if you vote over the Internet, you may incur costs such as telephone and Internet access charges for which you will be responsible.

Revocability of Proxies

Any Proxy given pursuant to this solicitation may be revoked by the person giving such Proxy at any time before its use by delivering to the Secretary of ISSI, at the address noted above, written notice of revocation or a duly executed proxy bearing a later date, or by attending the meeting and voting in person.

The method by which you vote will in no way limit your right to vote at the meeting if you later decide to attend in person. If your shares are held in the name of a bank, broker, or other holder of record, you must obtain a proxy, executed in your favor, from the holder of record to be able to vote at the Annual Meeting.

Voting and Solicitation

Proxies properly executed, duly returned to ISSI and not revoked, will be voted in accordance with the instructions contained in such proxy. IF YOU DO NOT INDICATE HOW YOUR SHARES SHOULD BE VOTED ON A MATTER, THE SHARES REPRESENTED BY YOUR PROPERLY COMPLETED PROXY WILL BE VOTED AS THE ISSI BOARD OF DIRECTORS RECOMMENDS. Thus, where no instructions are given, such proxies will be voted “For” the election of each of the nominees for director, “For” the stock option exchange program, “For” the amendment to our 1993 Employee Stock Purchase Plan and “For” the ratification of the appointment of Grant Thornton LLP as our independent registered public accounting firm. If any matter not described in this proxy statement (the “Proxy Statement”) is properly presented for action at the meeting, the persons named in the enclosed proxy will have discretionary authority to vote according to their best judgment.

Each stockholder is entitled to one (1) vote for each share of common stock held by such stockholder on all matters presented at the Annual Meeting. The required quorum for the transaction of business at the Annual Meeting is a majority of the votes eligible to be cast by holders of shares of common stock issued and outstanding as of the Record Date. Shares that are voted “FOR,” “AGAINST,” “WITHHELD” or “ABSTAIN” are treated as being present at the meeting for purposes of establishing a quorum and are also treated as shares entitled to vote at the Annual Meeting (the “Votes Cast”) with respect to such matter. Abstentions will have the same effect as a vote against a proposal, except with respect to the election of directors. Broker non-votes will be counted for purposes of determining the presence or absence of a quorum for the transaction of business, but such non-votes will not be counted for purposes of determining the number of Votes Cast with respect to the particular proposal on which a broker has expressly not voted. Thus, a broker non-vote will not affect the outcome of the voting on the proposals to be considered at the Annual Meeting.

We have retained Georgeson Inc. to act as proxy solicitor in connection with the Annual Meeting at a cost of approximately $10,000. The cost of soliciting proxies will be borne by ISSI. We may also reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding solicitation materials to such beneficial owners. Certain of our directors, officers and employees, without additional compensation, may also solicit proxies personally or by telephone or telegram.

The Securities and Exchange Commission has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for proxy statements and annual reports with respect to two or more stockholders sharing the same address by delivering a single proxy statement addressed to those stockholders. Accordingly, a single Proxy Statement may be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. We will promptly deliver upon written request or oral request a separate copy of this proxy statement to any stockholder of a shared address to which a single copy of this document was delivered. If any stockholders of a shared address wish to receive a separate proxy statement, they may call our Corporate Secretary at (408) 969-6600 or write to Integrated Silicon Solution, Inc., 1940 Zanker Road, San Jose, California 95112, Attention: Corporate Secretary. Other stockholders who have multiple accounts in their names or who share an address with other stockholders can authorize us to discontinue mailings of multiple proxy statements by calling or writing our Corporate Secretary. We maintain a web site on the Internet at: www.issi.com. However, the web site, and the information contained therein, is not a part of this Proxy Statement.

Votes Required

Proposal One

A plurality of the affirmative votes duly cast is required for the election of directors (i.e., the nine (9) nominees receiving the greatest number of votes will be elected). An abstention will have the same effect as a vote withheld.

Proposal Two

The approval of our stock option exchange program for employees (excluding executive officers and directors), requires the affirmative vote of a majority of those shares present in person or represented by proxy and entitled to vote at the Annual Meeting. An abstention will have the same effect as a vote against the proposal.

Proposal Three

The approval of the amendment to our 1993 Employee Stock Purchase Plan requires the affirmative vote of a majority of those shares present in person or represented by proxy and entitled to vote at the Annual Meeting. An abstention will have the same effect as a vote against the proposal.

Proposal Four

Ratification of the appointment of Grant Thornton LLP as our independent registered public accounting firm for the fiscal year ending September 30, 2009 requires the affirmative vote of a majority of those shares present in person or represented by proxy and entitled to vote at the Annual Meeting. An abstention will have the same effect as a vote against the proposal.

Record Date

Stockholders of record at the close of business on December 18, 2008 are entitled to notice of the Annual Meeting and to vote upon matters presented at the Annual Meeting.

Deadline for Receipt of Stockholder Proposals

Stockholders of ISSI may submit proper proposals for inclusion in our proxy statement and for consideration at the next annual meeting of stockholders by submitting their proposals in writing to the Secretary of ISSI in a timely manner. In order to be included in our proxy materials for the annual meeting of stockholders to be held in the year 2010, stockholder proposals must be received by the Secretary of ISSI no later than September 11, 2009, and must otherwise comply with the requirements of Rule 14a-8 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

In addition, our bylaws establish an advance notice procedure with regard to business brought before an annual meeting, including stockholder proposals not included in our proxy statement. For nominations or other business to be properly brought before the 2010 annual meeting by a stockholder, such stockholder must provide written notice delivered to the Secretary of ISSI one hundred twenty (120) days prior to the anniversary of the mailing of this Proxy Statement (i.e. September 11, 2009), which notice must contain specified information concerning the matters to be brought before such meeting and concerning the stockholder proposing such matters. In the event that no annual meeting was held in the previous year or the date of the annual meeting has been changed by more than thirty (30) days from the date contemplated at the time of the previous year’s proxy statement, for notice by the stockholder to be timely it must be received a reasonable time before we begin to print and mail our proxy materials.

The attached Proxy grants the proxy holders discretionary authority to vote on any matter raised at the Annual Meeting. If such a stockholder fails to comply with the foregoing notice provisions, proxy holders will be allowed to use their discretionary voting authority should the stockholder proposal come before the 2010 annual meeting.

A copy of the full text of the bylaw provisions governing the notice requirements set forth above may be obtained by writing to the Secretary of ISSI. All notices of proposals and nominations by stockholders should be sent to Integrated Silicon Solution, Inc., 1940 Zanker Road, San Jose, California 95112, Attention: Corporate Secretary.

PROPOSAL ONE

ELECTION OF DIRECTORS

Nominees

We currently have authorized nine (9) directors. A board of nine (9) directors will be elected at the Annual Meeting. Unless otherwise instructed, the proxy holders will vote the Proxies received by them for our nine (9) nominees named below, all of whom are current directors of ISSI. If any nominee of ISSI is unable or declines to serve as a director at the time of the Annual Meeting, the Proxies will be voted for the nominee designated by the present Board of Directors to fill the vacancy. It is not expected that any nominee will be unable or will decline to serve as a director. The term of office of each person elected as a director will continue until the next annual meeting or until such director’s successor has been duly elected and qualified.

Vote Required; Recommendation of Board of Directors

The nine (9) candidates receiving the highest number of “FOR” votes shall be elected to our Board of Directors. An abstention will have the same effect as a vote withheld for the election of directors.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE “FOR” THE NOMINEES LISTED BELOW:

Name of Nominee	Age	Director Since:	Principal Occupation
Jimmy S. M. Lee	53	1988	Executive Chairman of the Board of Directors of ISSI
Scott D. Howarth	48	2008	President and Chief Executive Officer of ISSI
Kong Yeu Han	53	2005	Vice Chairman of ISSI
Paul Chien	57	2008	Chairman of KISmart Corporation and Chairman of Global Testing Corporation
Jonathan Khazam	47	2008	Vice President and General Manager of the Manageability and Middleware Division at Intel Corporation
Keith McDonald	61	2006	Independent Consultant
Stephen Pletcher	68	2008	Retired Semiconductor Industry Executive
Bruce A. Wooley	65	2002	Chairman, Department of Electrical Engineering, Stanford University
John Zimmerman	61	2008	Professor of Finance, University of Southern Nevada and Former Semiconductor Industry Executive

Except as set forth below, each Director has been engaged in his principal occupation described above during the past five (5) years. There are no family relationships among any directors or executive officers of ISSI.

Jimmy S.M. Lee has served as our Executive Chairman since April 2008. He served as our Chairman, Chief Executive Officer and a director from October 1988, when he co-founded ISSI, until March 2008. He resumed the role of President in November 2005 until December 2007. From 1985 to 1988, Mr. Lee was engineering manager at International CMOS Technology, a semiconductor company, and from 1983 to 1985, he was a design manager at Signetics Corporation, a semiconductor company. He has served as a director of Chrontel, a video optics company, since July 1995 and as a director of Alpha & Omega Semiconductor, Inc., a developer of advanced power semiconductor solutions, since March 2006. Mr. Lee holds an M.S. degree in electrical engineering from Texas Tech University and a B.S. degree in electrical engineering from National Taiwan University.

Scott D. Howarth has served as our Chief Executive Officer since April 2008, as a director since October 2008, and as our President since December 2007. He also served as our Chief Financial Officer from February 2006 until May 2008. From September 2001 to February 2006, Mr. Howarth was the Vice President of Finance and Administration and Chief Financial Officer of Chrontel, Inc., a video optics company. Prior to joining Chrontel, Mr. Howarth was with Securecom Networks, a start-up that was acquired. From 1984 to 2000, he was employed with Intel Corporation in both finance and operation positions, and held several group controller positions in the company. Mr. Howarth holds an MBA degree in Finance and a B.S. degree in Mining Engineering from the University of Idaho.

Kong Yeu Han has served as our Vice Chairman since May 2005 and as a director since August 2005. He served as Chief Executive Officer of ICSI from January 1999 to May 2005. Mr. Han was a co-founder of ISSI and served as ISSI’s Executive Vice President from April 1995 to December 1998, as Vice President from December 1988 to March 1995, and as General Manager, ISSI-Taiwan from September 1990 to December 1998. Mr. Han holds an M.S. degree in electrical engineering from the University of California, Santa Barbara and a B.S. degree in electrical engineering from National Taiwan University.

Paul Chien has served as one of our directors since January 2008. Since December 2006, Mr. Chien has been Chairman of KISmart Corporation, an industrial technology company, and since October 2006, he has been Chairman of Global Testing Corporation (Taiwan), a semiconductor testing company. From 1995 to 2006, Mr. Chien was Vice President and then Chairman and President of Vanguard International Semiconductor

Corporation, a semiconductor foundry. Mr. Chien also held various engineering and managerial positions at Intel Corporation, a semiconductor company, from 1982 to 1988, and at Taiwan Semiconductor Manufacturing Corporation, a semiconductor foundry, from 1988 to 1995. Mr. Chien received a M.S. degree from Massachusetts Institute of Technology. He serves on the Boards of Directors of Global Testing Group (SGX) and Yageo Corporation (TAIEX).

Jonathan Khazam has served as one of our directors since March 2008. He joined Intel Corporation in 1991 and is currently Vice President and General Manager of the Manageability and Middleware Division. From 1999 to 2005, he served as general manager of Intel’s software development tools and was promoted to Vice President and General Manager in 2004. From 1996 to 1998, Mr. Khazam was Marketing Director for Graphics in Intel’s Microprocessor Products Group, from 1994 to 1996, he was the Strategic and Technical Marketing Manager for the Pentium Processor Division, and from 1991 to 1994, he was a Product Manager in Intel’s Mobile Computing Group. Prior to joining Intel, he held marketing and product development positions at EIP Microwave, a test instrumentation company, and Hewlett-Packard. Mr. Khazam has an MBA from the University of California at Berkeley Haas School of Business and a B.S. degree in electrical engineering from Cornell University.

Keith McDonald has served as one of our directors since December 2006. Mr. McDonald is currently an independent consultant. Mr. McDonald was a Senior Vice President of Sales & Marketing at Alien Technologies from 2004 through 2006. Prior to Alien, Mr. McDonald was a Corporate Vice President of global accounts and relationship management at Solectron, a leading provider of electronics manufacturing and supply chain services. Before Solectron, Mr. McDonald spent ten years at Samsung Semiconductor as a Senior Vice President of Sales and Marketing and a member of the Board of Directors. Mr. McDonald’s appointment to the Board of Directors was initially made as contemplated by that certain letter agreement (the “2006 Letter Agreement”) entered into by ISSI on August 28, 2006 with Riley Investment Management, LLC, SACC Partners, LP, Bryant R. Riley, B. Riley & Co. Retirement Trust and B. Riley & Co., Inc. (the “Riley Parties”), as amended as of November 30, 2006. The 2006 Letter Agreement was terminated in January 2008 in connection with the closing of our tender offer described in our Tender Offer Statement on Schedule TO filed with the Securities and Exchange Commission on December 3, 2007.

Stephen Pletcher has served as one of our directors since March 2008. He is a retired executive with over 30 years of experience in the technology industry. In particular, from April 1996 to September 2006, he served as Managing Director, North American Operations for Vanguard International Semiconductor, a semiconductor foundry, and from June 1993 to April 1996, he worked for IBM Microelectronics in various capacities including Director, Eastern Area Sales and as a consultant. Prior to joining IBM, for over 25 years, he held a variety of management positions in the semiconductor industry including Vice President, Sales of Signetics Company, a division of Phillips Corporation, Vice President and Managing Director of North American Operations for Taiwan Semiconductor Manufacturing Company, General Manager, Sales Department for General Electric Semiconductor, Vice President of RCA Solid State, and Vice President, Sales of Harris Semiconductor. He holds a B.S. degree in business administration from California State College.

Bruce A. Wooley has served as one of our directors since September 2002. Since 1999, Dr. Wooley has been Chairman of the Department of Electrical Engineering at Stanford University. From 1993 to 1999, Dr. Wooley was Director of the Integrated Circuits Laboratory at Stanford University. He has been a Professor of Electrical Engineering at Stanford University since 1984 and was a member of the research staff at Bell Laboratories, a telecommunications company, from 1970 to 1984. Dr. Wooley has also served as a director of Chrontel, a video optics company, since 1989. Dr. Wooley holds Ph.D., M.S., and B.S. degrees in electrical engineering from the University of California, Berkeley.

John Zimmerman has served as one of our directors since January 2008. Since July 2005, Mr. Zimmerman has taught M.B.A. courses in finance and accounting at the University of Southern Nevada and, from September 2003 to July 2005, he taught as an adjunct professor at Pepperdine University’s Graziadio School of Business and Management. In addition, since 2003 and from 1996 to 1999, he has been a principal of his own consulting business, CFO Solutions, serving high technology public and private companies. From 1999 to 2003, he was Chief Financial Officer and Vice President of Administration for iSuppli Corporation, a provider of supply chain and market intelligence services. From 1992 to 1996, he was Chief Financial Officer for Level One Communications, a semiconductor company. He worked at Intel Corporation from 1984 to 1992, where he held a number of senior financial positions such as director of finance and administration for Asia and controller for the semiconductor products group. He holds a B.B.A. degree in business administration from Ohio University, an M.B.A. degree from Xavier University (Cincinnati, Ohio), and a doctorate in Organizational Leadership from Pepperdine University (Malibu, California) with a specialization in entrepreneurship.

SECURITY OWNERSHIP OF PRINCIPAL STOCKHOLDERS,

DIRECTORS AND EXECUTIVE OFFICERS

Beneficial Owners

At the Record Date, 25,366,396 shares of our common stock, $.0001 par value per share, were issued and outstanding and no shares of our preferred stock, $.0001 par value per share, were issued and outstanding. As of the Record Date, the following entities were known by us to be the beneficial owners of more than 5% of our common stock:

	Beneficial Ownership
Name and Address of 5% Beneficial Owners	Number of Shares	Percent of Total
Donald Smith & Co., Inc. (1)	2,410,554	9.5%
152 West 57th Street, 22nd Floor New York, NY 10019-3395

Renaissance Technologies, L.L.C. (1)	2,182,082	8.6%
800 Third Avenue, 33rd Floor New York, NY 10022

Dimensional Fund Advisors, Inc. (1)	2,042,455	8.1%
1299 Ocean Avenue, 11th Floor Santa Monica, CA 90401-1005

Barclays Global Investors UK Holdings Limited (1)	1,399,914	5.5%
1 Churchill Place Canary Wharf London England E14 SHP

(1)	Based on a Schedule 13F filed with the SEC as of September 30, 2008.

Security Ownership of Management

The following table sets forth the beneficial ownership of our common stock as of the Record Date by (i) each director of ISSI and each director nominee, (ii) our Executive Chairman of the Board of Directors, (iii) our President and Chief Executive Officer, (iv) our Vice President and Chief Financial Officer, (v) the two (2) other executive officers of ISSI who were serving as executive officers as of the end of fiscal 2008 and (vi) all current directors and executive officers as a group. Except as otherwise indicated in the footnotes to this table, and subject to applicable community property laws and joint tenancies, the persons named in this table have sole voting and investment power with respect to all shares of common stock held by such person.

The number and percentage of shares beneficially owned is determined in accordance with Rule 13d-3 of the Exchange Act, and is not necessarily indicative of beneficial ownership for any other purpose. The number and percentage of shares beneficially owned is computed on the basis of 25,366,396 shares of common stock outstanding as of the Record Date. Shares of common stock that a person has the right to acquire within sixty (60) days of the Record Date are deemed outstanding for purposes of computing the percentage ownership of the person holding such rights, but are not deemed outstanding for purposes of computing the percentage ownership of any other person, except with respect to the percentage ownership of all directors and executive officers as a group. At the Record Date, 25,366,396 shares of our common stock, $.0001 par value per share, were issued and outstanding and no shares of our preferred stock, $.0001 par value per share, were issued and outstanding.

	Beneficial Ownership
Name	Number of Shares	Percent of Total
Jimmy S.M. Lee (1)	609,761	2.4%
Scott Howarth (2)	118,751	*
John M. Cobb	30,000	*
Kong Yeu Han (3)	285,142	1.1%
Chang-Chaio (James) Han (4)	150,834	*
Paul Chien (5)	3,125	*
Jonathan Khazam	10,000	*
Keith McDonald (6)	15,708	*
Stephen Pletcher	—	*
Bruce A. Wooley (7)	15,708	*
John Zimmerman (8)	3,125	*
All directors and executive officers as a group (11 persons) (9)	1,242,154	4.7%

*	Less than 1%
(1)	Includes 452,545 shares issuable upon exercise of options held by Mr. Lee that are exercisable within sixty (60) days of the Record Date.
(2)	Includes 118,751 shares issuable upon exercise of options held by Mr. Howarth that are exercisable within sixty (60) days of the Record Date.
(3)	Includes 173,834 shares issuable upon exercise of options held by Mr. Kong Yeu Han that are exercisable within sixty (60) days of the Record Date.
(4)	Includes 150,834 shares issuable upon exercise of options held by Mr. James Han that are exercisable within sixty (60) days of the Record Date.
(5)	Includes 3,125 shares issuable upon exercise of options held by Mr. Chien that are exercisable within sixty (60) days of the Record Date.
(6)	Includes 15,708 shares issuable upon exercise of options held by Mr. McDonald that are exercisable within sixty (60) days of the Record Date.
(7)	Includes 15,708 shares issuable upon the exercise of options held by Mr. Wooley that are exercisable within sixty (60) days of the Record Date.
(8)	Includes 3,125 shares issuable upon the exercise of options held by Mr. Zimmerman that are exercisable within sixty (60) days of the Record Date.
(9)	Includes 933,630 shares issuable upon the exercise of options that are exercisable within sixty (60) days of the Record Date. See notes 1 through 8 above.

Board of Directors Meetings and Committees

The Board of Directors held thirteen (13) meetings during fiscal 2008. On October 15, 2008, the Board of Directors increased the number of authorized members of the Board from eight to nine and, upon the recommendation of the Nominating Committee of the Board of Directors, appointed Scott D. Howarth, our President and Chief Executive Officer, to fill the newly created vacancy. The Board of Directors currently consists of Messrs. Lee, Howarth, Han, Chien, Khazam, McDonald, Pletcher, Wooley, and Zimmerman.

The Board of Directors has determined that each of Messrs. Chien, Khazam, McDonald, Pletcher, Wooley and Zimmerman, are “independent” as determined by applicable Nasdaq listing qualifications. During fiscal 2008, the Board of Directors maintained four (4) standing committees: the Audit Committee, the Compensation Committee, the Nominating Committee and a Litigation Committee.

Stockholders may communicate with members of the Board of Directors by mail addressed to an individual member of the Board, to the full Board, or to a particular committee of the Board, at the following address: 1940 Zanker Road, San Jose, California 95112.

Each director attended at least 75% of the aggregate of (i) the total number of meetings of the Board of Directors held during in fiscal 2008 during such time as such person was a director and (ii) the total number of meetings held by all committees of the Board of Directors during fiscal 2008 during such time as such person was a director. All members of the Board of Directors who were then serving on the Board attended the 2008 Annual Meeting. Our policy is that our board members are expected to attend each Annual Meeting.

The Audit Committee. During fiscal 2008, Melvin Keating served as head of the Audit Committee until his departure from the Board of Directors in January 2008, after which time Mr. Zimmerman served as head of the Audit Committee, along with members Messrs. Chien and Ping Ko, until Mr. Ko’s departure from the Board of Directors in March 2008. The Audit Committee held five (5) meetings during fiscal 2008. The Audit Committee currently consists of Messrs. Chien, Khazam and Zimmerman, with Mr. Zimmerman serving as head of the Audit Committee. The Audit Committee is responsible for the appointment, compensation, retention and oversight of our independent registered public accounting firm; provides oversight and monitoring of our management and the independent registered public accounting firm and their activities with respect to our financial reporting process and internal controls; provides the Board of Directors with the results of its monitoring and recommendations derived there from; and provides to the Board of Directors such additional information and materials as it may deem necessary to make the Board of Directors aware of significant financial matters that require the attention of the Board of Directors. The full text of the Audit Committee Charter is published on our website at www.issi.com.

The Board of Directors believes that each member of the Audit Committee is an “independent director” as that term is defined by the Nasdaq listing standards and Rule 10A-3 of the Securities Exchange Act of 1934. The Board of Directors has determined that each of Messrs. Chien and Zimmerman are an audit committee financial expert, as defined by the Securities and Exchange Commission (the “SEC”) guidelines.

The Compensation Committee. During fiscal 2008, the Compensation Committee consisted of Mr. McDonald, Mr. Ko, until his departure from the Board of Directors in March 2008, Bryant Riley, until his departure from the Board of Directors in January 2008, and Mr. Wooley, each of whom was deemed to be an “independent director” as that term is defined by applicable Nasdaq listing standards. The Compensation Committee held eleven (11) meetings during fiscal 2008. The Compensation Committee currently consists of Messrs. McDonald, Pletcher and Wooley, who are each deemed to be an “independent director” as that term is defined by the Nasdaq listing standards. The Compensation Committee makes recommendations to the Board of Directors regarding our executive compensation policies and makes executive equity grants. The full text of the Compensation Committee charter can be found on our website at www.issi.com. For more information on our Compensation Committee, see “Compensation Discussion and Analysis” on page 26.

The Nominating Committee. During fiscal 2008, the Nominating Committee consisted of Messrs. Ko, until his departure from the Board of Directors in March 2008, and Wooley. The Nominating Committee held one (1) meeting during fiscal 2008. The Nominating Committee now consists of Mr. Wooley and Mr. Chien, each of whom is deemed to be an “independent director” as that term is defined by the Nasdaq listing standards. The full text of the Nominating Committee Charter is published on our website at www.issi.com. The Nominating Committee recommends nominees for election as directors to the Board of Directors. All members of the Nominating Committee are non-employee directors.

When considering a potential director candidate, the Nominating Committee looks for demonstrated character, judgment, relevant business, functional and industry experience, and a high degree of acumen. The Nominating Committee’s process for identifying and evaluating nominees typically involves a series of internal discussions, review of information concerning candidates, and interviews with selected candidates. In general, candidates for nomination to the Board are suggested by directors or by employees. There are no differences in the manner in which the Nominating Committee evaluates nominees for director based on whether the nominee is recommended by a stockholder. We do not pay any third party to identify or assist in identifying or evaluating potential nominees.

The Nominating Committee will consider suggestions from stockholders regarding possible director candidates for election in 2010. Such suggestions, together with appropriate biographical information, should be submitted to our Corporate Secretary. See “Deadline for Receipt of Stockholder Proposals” for details regarding the procedures and timing for the submission of such suggestions. Each director nominated in this Proxy was recommended for election by the Nominating Committee and by the Board of Directors. The Board of Directors did not receive any notice of a Board of Directors nominee recommendation in connection with this Proxy Statement from any security holder.

The Litigation Committee. The Litigation Committee was formed in June 2007 and currently consists of Messrs. Chien, Khazam, McDonald, Pletcher, Wooley and Zimmerman. Mr. Ko also served on the Litigation Committee until his departure from the Board of Directors in March 2008 and Messrs. Riley and Keating served on the Litigation Committee from June 2007 to January 2008. The Litigation Committee held one (1) meeting during fiscal 2008. The Litigation Committee has the authority to oversee and advise counsel with respect to settlement decisions with the SEC and civil derivative lawsuits.

Compensation of Directors

In fiscal 2008, upon their appointment to the Board of Directors, Mr. Chien and Mr. Zimmerman, non-employee directors, received a yearly retainer of $15,000 pro rated for the portion of the year during which they served on the Board. Upon election to the Board at the annual meeting in March 2008, each non-employee director received an annual retainer of $20,000. Each non-employee director also received $3,000 for attendance at each regularly scheduled Board of Directors meeting and $1,000 for attendance at each telephone Board of Directors meeting. Non-employee directors received $1,000 for attendance at board committee meetings in person or by telephone and the non-employee chairperson of a board committee received an additional $1,000 payment per committee meeting attended in person (but not if attended by telephone). Non-employee directors are reimbursed for all reasonable expenses incurred by them in attending Board of Directors and Committee meetings. In addition, each non-employee director is eligible to participate in our 2007 Incentive Compensation Plan (the “2007 Plan”). Under the 2007 Plan, each non-employee director was automatically granted a nonstatutory option to purchase 10,000 shares of common stock on the date on which such person first became a non-employee director. In addition, each director who had been a non-employee director for at least six (6) months automatically received a nonstatutory option to purchase 2,500 shares of common stock upon such director’s annual reelection to the Board of Directors by the stockholders. Options granted under the 2007 Plan have a term of seven (7) years unless terminated sooner upon the termination of the optionee’s status as a director or otherwise pursuant to the 2007 Plan. The exercise price of each option granted under the 2007 Plan is equal to the fair market value of the common stock on the date of grant. Shares previously granted under the 2007 Plan are subject to cumulative monthly vesting over a twelve (12) month period commencing at the date of grant.

On January 18, 2008, upon the recommendation of its Nominating Committee, the Board amended our non-employee director compensation program. In particular, the 2007 Plan was amended to increase the number of options to purchase shares of ISSI’s common stock that each individual who first becomes a non-employee director will receive at the time of his or her election to the board from 10,000 to 12,500 shares (the “Initial Grant”) and to increase the number of options to purchase shares of ISSI’s common stock that will automatically be granted to each individual who continues to serve as a non-employee director at each annual meeting of stockholders from 2,500 to 3,500 shares (each an “Annual Grant”). Shares subject to each Initial Grant shall vest as to 1/4th of the shares subject to the option on each anniversary of the date of grant, subject to the non-employee director’s continued Board service through each such date. Shares subject to each Annual Grant will vest as to one-twelfth of the shares subject to the option each month following its date of grant, subject to the non-employee director’s continued Board service through each such date.

In December 2008, the Board agreed to take a temporary 10% decrease in their annual retainer and meeting fees in light of current economic conditions. Therefore, the yearly retainer to be paid pursuant to our non-employee director compensation program decreased from $20,000 to $18,000, which amount will be pro rated for any portion of the year during which a new director commences his or her Board service. Each non-employee director will also receive $2,700 for attendance at each regularly scheduled Board meeting and $900 for attendance at each telephone Board meeting. Additionally, each non-employee director will receive $900 for his attendance at Board committee meetings in person or by telephone, provided that the chairman of each Board committee shall receive $1,800 for his attendance at Board committee meetings in person.

The employee directors, Mr. Lee, Mr. Howarth and Mr. Han, receive no separate compensation to serve as directors of ISSI. On January 18, 2008, in connection with their appointment to the Board, Mr. Chien and Mr. Zimmerman were each granted an option under the 2007 Plan to purchase 12,500 shares of common stock at an exercise price of $5.64 per share. On March 7, 2008, in connection with their initial election to the Board, Mr. Khazam and Mr. Pletcher were each granted an option under the 2007 Plan to purchase 12,500 shares of common stock at an exercise price of $5.57 per share. On March 7, 2008, in connection with their re-election to the Board, Mr. McDonald and Mr. Wooley were each granted an option under the 2007 Plan to purchase 3,500 shares of common stock at an exercise price of $5.57 per share. The options expire upon the earlier of seven (7) years from the date of grant unless terminated sooner upon termination of the optionee’s status as a director.

The following table details the total compensation paid to directors for fiscal 2008.

DIRECTOR COMPENSATION

Name	Fees Earned Or Paid In Cash ($)	Option Awards ($) (1)	Stock Awards ($)	All Other Compensation ($)	Total ($)
Jimmy S.M. Lee (2)	—	—	—	—	—
Scott D. Howarth (2)	—	—	—	—	—
Kong-Yeu Han (2)	—	—	—	—	—
Paul Chien (3)	40,500	5,237	—	—	45,737
Jonathan Khazam (4)	34,000	3,986	—	—	37,986
Melvin Keating (5)	12,000	1,584	—	—	13,584
Ping K. Ko (6)	15,000	4,753	—	—	19,753
Keith McDonald (7)	60,000	15,116	—	—	75,116
Stephen Pletcher (8)	41,000	3,986	—	—	44,986
Bryant Riley (9)	15,000	1,584	—	—	16,584
Bruce Wooley (10)	57,000	9,720	—	—	66,720
John Zimmerman (11)	41,500	5,237	—	—	46,737

(1)

The amounts shown represent the amount of compensation cost the Company recognized in fiscal 2008, in accordance with Statement of Financial Accounting Standards No. 123, as revised, “Share-Based Payment” (“SFAS No. 123R”) and thus may include amounts from awards granted in and prior to fiscal 2008. For information on the valuation assumption made with respect to the foregoing grants, please refer to the assumptions for fiscal years ending September 30, 2008, 2007, and 2006 stated in Note 11 “Stock-Based Compensation” to Consolidated Financial Statements in ISSI’s audited financial statements for the fiscal year ended September 30, 2008, included in ISSI’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on December 15, 2008. However, as required, the amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions.

(2)	Mr. Lee, Mr. Howarth and Mr. Han, the employee directors, receive no separate compensation to serve as directors of the Company.
(3)	As of December 18, 2008, Mr. Chien had 12,500 options outstanding, none of which were exercisable.
(4)	As of December 18, 2008, Mr. Khazam had 12,500 options outstanding, none of which were exercisable.
(5)	Mr. Keating resigned from the Board of Directors effective January 3, 2008. As of December 18, 2008, Mr. Keating had no options outstanding.
(6)	Mr. Ko resigned from the Board of Directors effective March 7, 2008. As of December 18, 2008, Mr. Ko had no options outstanding.
(7)	As of December 18, 2008, Mr. McDonald had 16,000 options outstanding, 15,125 of which were exercisable.

(8)	As of December 18, 2008, Mr. Pletcher had 12,500 options outstanding, none of which were exercisable.
(9)	Mr. Riley resigned from the Board of Directors effective on January 3, 2008. As of December 18, 2008, Mr. Riley had no options outstanding.
(10)	As of December 18, 2008, Mr. Wooley had 16,000 options outstanding, 15,125 of which were exercisable.
(11)	As of December 18, 2008, Mr. Zimmerman had 12,500 options outstanding, none of which were exercisable.

Compensation Committee Interlocks and Insider Participation

The Compensation Committee of the Board of Directors currently consists of Messrs. McDonald, Pletcher and Wooley and during fiscal 2008 consisted of Mr. Ko, until his departure from the Board of Directors in March 2008, Mr. McDonald, Mr. Riley, until his departure from the Board of Directors in January 2008, and Mr. Wooley, none of whom has been or is an officer or an employee of ISSI. No member of the Compensation Committee or executive officer of ISSI has a relationship that would constitute an interlocking relationship with executive officers or directors of another entity. See “Certain Transactions” below for a disclosure of certain arrangements between ISSI and Mr. Riley and certain affiliates of Mr. Riley.

Report of the Audit Committee of the Board of Directors †

The Audit Committee of the Board of Directors has furnished the following report:

The Board of Directors has adopted a written charter for the Audit Committee (the “Audit Committee Charter”), the full text of which is available on our website at www.issi.com. The Board of Directors has determined that each member of the Audit Committee is “independent,” as defined in the listing standards of Nasdaq. This means that the ISSI Board of Directors has determined that no member of the Audit Committee has a relationship with ISSI that may interfere with such member’s independence from ISSI and its management, and that all members have the required knowledge and experience to perform their duties as committee members.

On June 28, 2007, we dismissed Ernst & Young LLP (“E&Y”) as ISSI’s independent registered public accounting firm. The decision to dismiss E&Y was approved by the Audit Committee. As discussed in Proposal Four, on June 28, 2007, ISSI engaged Grant Thornton LLP as its new independent registered public accounting firm to audit ISSI’s financial statements for the year ending September 30, 2007 and to review the financial statements to be included in ISSI’s quarterly report on Form 10-Q for the quarter ending June 30, 2007.

Our management is responsible for preparing financial statements and our independent registered public accounting firm is responsible for auditing the financial statements. The activities of the Audit Committee are in no way designed to supersede or alter those traditional responsibilities. The Audit Committee’s role does not provide any special assurances with regard to ISSI’s financial statements, nor does it involve a professional evaluation of the quality of the audits performed by the independent registered public accounting firm.

The Audit Committee has reviewed and discussed the audited financial statements for fiscal 2008 with our management.

The Audit Committee has received the written disclosures and the letter from Grant Thornton LLP required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, has considered the compatibility of receiving non-audit services from the independent registered public accounting firm with maintaining the independent registered public accounting firm’s independence, and has discussed with the independent registered public accounting firm the independent registered public accounting firm’s independence.

†

The material in this report is not “soliciting material,” is not deemed “filed” with the SEC, and is not to be incorporated by reference into any filing of ISSI under the Securities Act of 1933, as amended, or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language contained in such filing.

The Audit Committee has also discussed with Grant Thornton LLP, the matters required to be discussed by Statement of Auditing Standards No. 61, as amended (Professional Standards). The Audit Committee has considered whether and determined that the provision of the non-audit services rendered to ISSI by Grant Thornton LLP during fiscal 2008 was compatible with maintaining the independence of Grant Thornton LLP.

Based on the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in our Annual Report on Form 10-K for the fiscal year ended September 30, 2008.

Audit Committee of the Board of Directors

Paul Chien
Jonathan Khazam
John Zimmerman

PROPOSAL TWO

APPROVAL OF A STOCK OPTION EXCHANGE PROGRAM FOR EMPLOYEES

(EXCLUDING EXECUTIVE OFFICERS AND DIRECTORS)

Our Board of Directors has determined that it would be in the best interests of ISSI and our stockholders to implement a one-time stock option exchange program, as described in detail below, subject to stockholder approval. The option exchange program would permit Eligible Participants (as defined below) to exchange their outstanding options to purchase shares of our common stock issued under our 2007 Incentive Compensation Plan (the “2007 Plan”), 1998 Stock Plan, and Nonstatutory Stock Plan (collectively, the “Plans”) with exercise prices equal to or greater than $6.00 per share for a lesser number of new options (as determined in accordance with the exchange ratios below) to be granted under our 2007 Plan. The new options would have an exercise price equal to the closing sales price of our common stock as quoted by NASDAQ on the date of the expiration of the offer (the “Exchange Date”). Our executive officers and directors would not be eligible to participate in the exchange program and do not stand to gain from the program other than in their general capacity as stockholders.

The Board believes the option exchange program would enhance long-term stockholder value by improving our ability to incentivize and retain our non-executive employees, as well as reducing our equity award “overhang” (that is, the number of shares subject to outstanding equity awards relative to the total number of shares of our common stock outstanding) through the cancellation of outstanding options that currently provide no meaningful retention or incentive value to our employees.

Stockholder approval is required for the option exchange program under the listing rules of the NASDAQ Global Market. Therefore, we are seeking stockholder approval to allow for this one-time option exchange under the Plans. We would seek stockholder approval for any future option exchange or similar program before implementing it.

Reasons for the Option Exchange Program

Equity awards have been, and continue to be, a key part of our incentive compensation and retention program and are designed to motivate and reward employees’ efforts. We believe that to develop and market our products, we need to maintain competitive employee compensation and incentive programs.

We believe our stock price, which has fallen significantly during the past year, reflects, among other things, adverse conditions in the U.S. and global economies and adverse supply and demand conditions in the global market for semiconductor memory products. In addition, in the second half of 2008, our stock price was negatively impacted by the sharp decline in equity prices in the U.S. and global equity markets.

As a result of our stock price decline, nearly all of our employees who have been granted stock options are holding options that are substantially “underwater” (meaning the exercise prices of the options are higher than the current market price of our common stock). The weighted average exercise price per share of options held by our non-executive employees was $6.26 compared to a $1.48 closing price on December 15, 2008 for our common stock. Consequently, as of December 15, 2008, approximately 100% of the outstanding options held by non-executive employees were underwater. These underwater options do not currently provide meaningful retention or incentive value to our employees, while nevertheless creating an overhang to our stockholders of approximately 5.0 million shares.

When considering how best to retain and provide incentives to our employees holding underwater options, we considered several alternatives, including increasing cash compensation and/or granting additional equity awards. Increasing cash compensation would substantially increase our compensation expenses and reduce our cash flow from operations. Granting additional stock options at current market prices or restricted stock units would substantially increase our overhang and cause dilution to our stockholders.

We also considered a stock option exchange program. We determined that a program under which non-executive employees could exchange underwater options for a lesser number of options with an exercise price equal to the current fair market value of the shares covered by the options was most attractive for a number of reasons, including the following:

•

Reasonable, Balanced Incentives. As described in more detail below, participating employees will surrender fully- or partially-vested options that are substantially underwater for a lesser number of unvested options that will have an exercise price equal to the then current fair market value for our common stock. We believe the grant of a lesser number of options with an exercise price that reflects a more current stock price that vests over time is a reasonable and balanced exchange for underwater options and would have a much stronger current impact on employee retention than do underwater options.

•

Restore Retention Incentives. We rely on skilled and educated technical, and managerial employees. Competition for these types of employees is intense. We continue to believe that equity awards are an important component of our employees’ total compensation. Replacing this component with additional cash compensation to remain competitive in the hiring marketplace would have a material adverse effect on our business. We also believe that substantially underwater options do not have sufficient impact on employee motivation and retention, and that for our employee stock options to serve their intended purposes, they need to be exercisable at least near the current price of our common stock. The failure to address the underwater option issue in the near to medium term will make it more difficult for us to retain our key employees. If we cannot retain these employees, our business, results of operations and future stock price could be adversely affected.

•

Overhang Reduction. Not only do the underwater options have little or no employee retention value, they cannot be removed from our equity award overhang until they are exercised, expire or otherwise terminate (for example, when an employee leaves our employment). The option exchange program would reduce our overhang because participating employees would receive new options covering a lesser number of shares than the number of shares covered by the surrendered options. If all Eligible Options (as defined below) are exchanged, options to purchase approximately 2,883,208 shares will be surrendered and cancelled, while new options covering approximately 490,769 shares will be issued, resulting in a net reduction in the equity award overhang by approximately 2,392,439 shares, or approximately 9% of the number of shares of our common stock outstanding as of December 15, 2008. Under the terms of the 2007 Plan, any exchanged options under the Plans will automatically be reserved for future issuance under the 2007 Plan as a result of the cancellation of such options pursuant to the option exchange program.

Description of the Option Exchange Program

Eligible Participants

For purposes of the option exchange program, we refer to all employees of ISSI and its subsidiaries (but excluding our executive officers and directors), residing in a country in which we have employees holding underwater options, as “Eligible Participants.” Participation in the program would be voluntary. However, if an Eligible Participant elects to exchange an Eligible Option (as defined below), then all of the shares subject to such Eligible Option must be exchanged pursuant to the option exchange program. As of December 15, 2008, there were approximately 422 Eligible Participants. The Board will have the authority to exclude employees in non-U.S. jurisdictions if it determines that local law or other constraints makes the participation of employees in a certain country infeasible or impractical.

Eligible Options

The only options that Eligible Participants may exchange in the option exchange program are those outstanding options under any of the Plans held by an Eligible Participant and having an exercise price greater than or equal to $6.00 per share (the “Eligible Options”). As of December 15, 2008, Eligible Participants were holding Eligible Options to purchase approximately 2,883,208 shares of our common stock, with a weighted average exercise price of $7.96 per share and a weighted average remaining term of 4.9 years. All Eligible Options that are not exchanged will remain outstanding and in effect in accordance with their existing terms.

Exchange Ratio

The option exchange program is not a one-for-one exchange. Participants surrendering outstanding Eligible Options will receive new options covering a lesser number of shares than are covered by the surrendered options. The number of shares underlying the new option received in exchange for one share underlying an Eligible Option that is surrendered in the exchange is referred to as the “exchange ratio.” The proposed exchange ratio for a surrendered option would depend on the original exercise price of the surrendered option, with the result rounded to the nearest whole share.

Shown in the table below are the exchange ratios that we intend to use in the option exchange program based upon assumptions and various calculations, described in more detail below, performed on December 16, 2008, using data available as of December 15, 2008:

If the Exercise Price of an Eligible Option is:	The Exchange Ratio is:
$6.00-6.80, then	5-for-1
$6.81-9.80, then	6-for-1
$9.81-13.80, then	10-for-1
Greater than or equal to $13.81, then	15-for-1

For example, if an employee surrenders an Eligible Option to purchase 5,000 shares with an exercise price of $14.00 per share, that employee would receive a new option to purchase 333 shares (that is, 5,000 divided by 15, with the result rounded to the nearest whole number, equals 333).

The exchange ratios shown in the table above were designed to result in the issuance of new options with a fair value for financial accounting purposes approximately equal to the fair value of the options surrendered in the exchange. We calculated the fair value of the Eligible Options using the Black-Scholes option valuation model. For this purpose, we used the following factors:

(i) original exercise price,

(ii) assumed value of $1.48 per share of our common stock (the closing price as of December 15, 2008),

(iii) expected volatility of our common stock of 41%,

(iv) a term equal to the lesser of (A) the remaining contractual life of the stock option and (B) a fixed expected term of 4.5 years,

(v) risk-free rates between 1.61% and 2.73%, and

(vi) no expected dividends.

We then established the four exchange ratios set forth above based on the average Black-Scholes value of the Eligible Options having exercise prices within a specified range for each ratio, compared to the Black-Scholes value of one share of our common stock underlying an option to be issued in the option exchange program.

The following table summarizes information regarding the options eligible for exchange in the program, as of December 15, 2008:

Exercise Price of Eligible Options	Number of Shares Underlying Eligible Options	Weighted Average Price of Eligible Options	Weighted Average Remaining Term of Eligible Options (Years)	Exchange Ratio	Maximum Number of New Options that May be Granted Upon Surrender of Eligible Options
Greater than or equal to $6.00 per share, but less than $6.81 per share	1,436,077	$6.47	5.02	5 to 1	287,213
Greater than or equal to $6.81 per share, but less than $9.81 per share	993,123	$7.27	5.95	6 to 1	165,525
Greater than or equal to $9.81 per share, but less than $13.81 per share	232,741	$11.25	2.47	10 to 1	23,280
Greater than or equal to $13.81	221,267	$17.32	1.76	15 to 1	14,751

Total:	2,883,208	$7.96	4.88		490,769

If the market price of our common stock prior to the commencement of the option exchange program has increased or decreased such that the exchange ratios set forth above would no longer result in the issuance of new options with an aggregate fair value for financial accounting purposes approximately equal to the aggregate fair value of the options eligible for exchange, the Board will have the discretion to adjust the exchange ratios accordingly.

Term and Vesting Schedule

The new options will expire on the same dates as the options they replace. The new options will have a vesting schedule that depends upon the remaining term of the original Eligible Option being surrendered as follows: (i) if the Eligible Option is fully vested as of the Exchange Date, then the new option will be fully vested as to 50% of the shares subject to the new option on the Exchange Date and the remaining 50% of the shares subject to such option shall vest on the one-year anniversary of the Exchange Date, provided that the optionee remains an employee of the Company on such date and (ii) if the Eligible Option is less than fully vested as of the Exchange Date, then the new option shall vest as to 1/3rd of the shares subject to the new option on the Exchange Date, as to an additional 1/3rd of the shares subject to the new option on the first year anniversary of the Exchange Date and as to the remaining 1/3rd of the shares subject to the new option on the second year anniversary of the Exchange Date, provided in each case that the optionee remains an employee of the Company on such dates. Notwithstanding the foregoing, in no event will a new option vest sooner than provided in the vesting schedule of the original Eligible Option it replaces. As of December 15, 2008, approximately 86% of the shares covered by the Eligible Options already were fully vested.

Implementing the Option Exchange Program

We have not commenced the option exchange program and will not do so unless our stockholders approve this proposal. If we receive stockholder approval of the program, the program may commence at a time determined by us, with terms expected to be materially similar to those described in this proposal. However, even if the stockholders approve the program, the Board may still later determine not to implement the program. It is currently anticipated that the program will commence as promptly as practicable following approval of this proposal by our stockholders; provided, however, that if the program does not commence within six months of stockholder approval, we will not commence the program without again seeking and receiving stockholder approval.

Upon the commencement of the option exchange program, employees holding Eligible Options would receive written materials explaining the terms and timing of the program (an “offer to exchange”). Employees would be given at least 20 business days to elect to exchange some or all of their Eligible Options. Employees would make these elections by filling out an election form which would be distributed to them as part of the offer to exchange and submitting the form to our designated representative within the 20 business day period (or such longer period as we choose to keep the offer open). After the offer to exchange is closed, all Eligible Options that were surrendered for exchange would be cancelled, and the Compensation Committee would approve the grants of the new, replacement options in accordance with the exchange ratio. All new options will be granted under the 2007 Plan. Regardless of the type of option being surrendered, all new options granted pursuant to the option exchange program will be non-qualified stock options.

At or before commencement of the option exchange program, we would file the offer to exchange with the Securities and Exchange Commission (the “SEC”) as part of a tender offer statement on Schedule TO. Employees, as well as stockholders and members of the public, would be able to obtain the offer to exchange and other documents we file with the SEC free of charge from the SEC’s website at www.sec.gov.

U.S. Federal Income Tax Consequences

The following is a summary of the anticipated material United States federal income tax consequences of participating in the option exchange program. A more detailed summary of the applicable tax considerations to participants will be provided in the offer to exchange. The tax consequences of the program are not entirely certain, however, and the Internal Revenue Service is not precluded from adopting a contrary position, and the law and regulations themselves are subject to change. All holders of Eligible Options are urged to consult their own tax advisors regarding the tax treatment of participating in the program under all applicable laws prior to participating in the program. We believe the exchange of Eligible Options for new options pursuant to the program should be treated as a non-taxable exchange and neither we nor any of our employees should recognize any income for U.S. federal income tax purposes upon the surrender of Eligible Options and the grant of new options. Additionally, as all new options will be non-qualified stock options, an individual’s tax treatment upon exercise of the new options may differ from the treatment otherwise applicable to the surrendered Eligible Options. The tax consequences for participating non-U.S. employees may differ from the U.S. federal income tax consequences described in the preceding sentences.

Potential Modification to Terms of Option Exchange Program to Comply with Governmental Requirements

The terms of the option exchange program will be described in an offer to exchange that will be filed with the SEC. Although we do not anticipate that the SEC would require us to materially modify the program’s terms, it is possible that we will need to alter the terms of the program to comply with comments from the SEC. Changes in the terms of the program may also be required for tax purposes for participants in the United States as the tax treatment of the program is not entirely certain. In addition, we intend to make the program available to our employees who are located in certain countries outside of the U.S. where permitted by local law and where we determine it is feasible and practical to do so. It is possible that we may need to make modifications to the terms offered to employees in countries outside the U.S. to comply with local requirements, or for tax or accounting reasons. The Board will retain the discretion to make any such necessary or desirable changes to the terms of the program for purposes of complying with comments from the SEC or optimizing the U.S. or foreign tax consequences.

Potential Modification to Terms of Option Exchange Program Due to Changing Circumstances

The Board may adjust the threshold for options eligible to participate in the option exchange program if there is a significant change in the market price for our common stock preceding the commencement of the program to ensure the intent of the program is realized; however, any changes will preserve the general terms and eligibility requirements of the program discussed in this proposal. Our Board will retain the discretion to adjust the exchange ratios if there is a significant change in the market price of our common stock preceding the commencement of the program in comparison to the market price used in determining the exchange ratios set forth in the table in this proposal. If our Board does adjust the exchange ratios, it will do so with the intent of causing the offer to exchange to result in the issuance of new options having a fair value approximating the fair value of the stock options surrendered, determined using the same valuation methodologies as were used to determine the exchange ratios set forth in this proposal.

Financial Accounting Consequences

Under Financial Accounting Standards Board Statement No. 123 (Revised), “Share-Based Payment,” (“SFAS 123(R)”), to the extent the fair value of each award of stock options granted pursuant to the option exchange program exceeds the fair value of the surrendered options, such excess is considered incremental compensation. This excess, in addition to any remaining unrecognized expense for the Eligible Options surrendered in exchange for the new options, will be recognized by us as an expense for compensation. This expense will be recognized ratably over the vesting period of the new options in accordance with the requirements of SFAS 123(R). In the event that any awards of new options are forfeited prior to their vesting due to termination of an employee’s service, the compensation cost related to the forfeited stock options will not be recognized.

Program Participation

Because the decision whether to participate in the option exchange program is completely voluntary, we are not able to predict who or how many Eligible Participants will elect to participate, how many stock options will be surrendered for exchange or the number of new options that may be issued.

Effect on Stockholders

We are unable to predict the precise impact of the option exchange program on our stockholders because we are unable to predict how many or which Eligible Participants will exchange their Eligible Options. The program was designed in aggregate to be substantially value neutral to our stockholders and to reduce the dilution in ownership from outstanding equity awards. The following table summarizes the effect of the program, assuming all Eligible Options were exchanged, as of December 15, 2008:

	Prior to the Exchange	Following the Exchange
Shares of Common Stock Outstanding	25,366,396	25,366,396
Shares Covered by All Outstanding Options (including options held by all employees, executive officers and directors)	6,635,178	4,243,154
Shares Covered by All Outstanding Full Value Awards (that is, outstanding restricted stock units)	110,372	110,372
Shares Available for Future Award Grants Under the 2007 Plan*	1,299,830	3,691,854

*	The 2007 Plan is the only stock option or equity plan from which we currently may grant equity-based awards.

Financial Statements

Our financial statements and other information required by Item 13(a) are incorporated by reference from our annual report on Form 10-K filed with the SEC on December 15, 2008.

If you are both a stockholder and an employee holding Eligible Options, please note that voting to approve the option exchange program does not constitute an election to participate in the program.

Vote Required; Recommendation of Board of Directors

The affirmative vote of a majority of the Votes Cast on the proposal at the Annual Meeting is required to approve the option exchange program.

THE COMPANY’S BOARD OF DIRECTORS BELIEVES THAT PROPOSAL TWO IS IN THE BEST INTERESTS OF ISSI’S STOCKHOLDERS AND UNANIMOUSLY RECOMMENDS VOTING “FOR” THE APPROVAL OF THE OPTION EXCHANGE PROGRAM.

PROPOSAL THREE

APPROVAL OF AMENDMENT TO 1993 EMPLOYEE STOCK PURCHASE PLAN

We are asking our stockholders to approve a proposed amendment to the Company’s 1993 Employee Stock Purchase Plan (the “ESPP”) to increase the number of shares of common stock reserved for issuance thereunder by 750,000 shares, bringing the total number of shares issuable under the ESPP to 4,400,000. In December 2008, the Board of Directors approved the addition of shares to the ESPP, subject to approval by the stockholders.

As of the Record Date, 2,748,795 shares had been previously granted under the ESPP and 901,205 shares were available for future issuance under the ESPP. The Board of Directors believes that the number of shares of common stock that remain available for future issuance will be insufficient to achieve the purposes of the ESPP over the term of the plan unless the additional shares are authorized and approved by the stockholders. The Board also believes that the addition of shares will enable us to continue to attract and retain key personnel.

The following summary of the principal terms of the ESPP is qualified in its entirety by reference to the full text of the plan which is attached hereto as Appendix A.

General. The ESPP was adopted by the Board of Directors in March 1993 and was activated in February 1995 in connection with our initial public offering. A total of 1,950,000 shares of common stock were originally reserved for issuance under the ESPP. In September 2001, the Board of Directors approved an amendment to the ESPP, subject to stockholder approval, to increase the shares reserved for issuance thereunder by 300,000 shares, bringing the total number of shares issuable under the ESPP to 2,250,000 shares. In October 2003, the Board of Directors approved an amendment to the ESPP, subject to stockholder approval, to increase the number of shares reserved for issuance thereunder by 600,000 shares to an aggregate of 2,850,000 shares and to extend the termination date of the plan from February 2, 2005 to February 2, 2015. In October 2004, the Board of Directors approved an amendment to the ESPP, subject to stockholder approval, to increase the number of shares reserved for issuance thereunder by 800,000 to an aggregate of 3,650,000 shares.

The ESPP currently has consecutive six month offering periods (each an “Offering Period”). The Board may change the duration of an Offering Period up to 24 months in its discretion. Within an Offering Period is a 6 month purchase period (each a “Purchase Period”), during which employee payroll deductions are accumulated and, at the end of which, shares of common stock are purchased with a participant’s accumulated payroll deductions (the “Exercise Date”). On the first day of an Offering Period, a participating eligible employee is granted an option to purchase shares of Company common stock. Eligible employees will have the opportunity to purchase Company common stock through accumulated payroll deductions at a purchase price equal to 85% of the fair market value on the last day of the Purchase Period (the “Purchase Price”). The final trading price per share of Company common stock on December 15, 2008 was $1.48.

Purpose. The purpose of the ESPP is to provide employees with an opportunity to purchase common stock of the Company through accumulated payroll deductions. The ESPP is intended to qualify as an employee stock purchase plan under Section 423 of the Internal Revenue Code of 1986, as amended (the “Code”).

Administration. The ESPP may be administered by the Board of Directors or a committee of its members appointed by the Board of Directors (the “Administrator”). All questions of interpretation or application of the ESPP are determined by the Administrator, and its decisions are final, conclusive and binding upon all participants.

Eligibility. Each employee of the Company (including officers), who works at least twenty hours per week and more than five months in any calendar year, is eligible to participate in the ESPP if so employed on the first day of an Offering Period; provided, however, that no employee shall be granted an option under the ESPP (i) to the extent that, immediately after the grant, such employee would own 5% of either the voting power or value of the stock of the Company, or (ii) to the extent that his or her rights to purchase stock under all employee stock purchase plans of the Company accrues at a rate which exceeds $25,000 worth of stock (determined at the fair market value of the shares at the time such option is granted) for each calendar year. Eligible employees become participants in the ESPP by filing with the Company a subscription agreement authorizing payroll deductions prior to the first day of each Offering Period unless a different time for filing the subscription agreement has been set by the Board of Directors. As of December 15, 2008, approximately 98% of our employees were eligible to participate in the ESPP.

Participation in an Offering; Payroll Deductions. As discussed above, the ESPP has consecutive Offering Periods and Purchase Periods that begin every six months. During each Offering Period payroll deductions are accumulated and, at the end of the Purchase Period, shares of common stock are purchased with a participant’s accumulated payroll deductions. The Board of Directors has the power to change the duration of future Offering Periods, if such change is made at least five days prior to the scheduled beginning of the first Offering Period to be affected.

To participate in the ESPP, an eligible employee must authorize payroll deductions pursuant to the ESPP. Such payroll deductions may not exceed 10% of a participant’s compensation during the Offering Period. Compensation is defined as base straight time gross earnings and commissions, but exclusive of overtime, shift premium, incentive compensation, incentive payments, bonuses and other compensation. During an Offering Period, a participant may discontinue his or her participation in the ESPP, and may decrease or increase the rate of payroll deductions in an Offering Period within limits set by the Administrator. In such event, the payroll deductions credited to the participant’s account will be returned to him or her, without interest.

Once an employee becomes a participant in the ESPP, the employee will automatically participate in each successive Offering Period until such time as the employee withdraws from the ESPP or the employee’s employment with ISSI terminates. At the beginning of each Offering Period, each participant is automatically granted an option to purchase shares of the Company’s common stock. The options are automatically exercised at the end of each Purchase Period to the extent of the payroll deductions accumulated during such Purchase Period, unless the participant withdraws or terminates employment earlier. The option expires at the end of the Offering Period, the participant’s withdrawal from the ESPP or upon termination of employment, whichever is earlier. In no event shall a participant be permitted to purchase during any Purchase Period more than a number of shares determined by dividing $12,500 by the Fair Market Value (as defined in the ESPP) of a share of the Company’s common stock on the first day of the Offering Period, subject to exceptions and limitations stated in the ESPP; provided, however, if there is only one Purchase Period in a calendar year, a participant is permitted to purchase during any Purchase Period more than a number of shares determined by dividing $25,000 by the Fair Market Value of a share of the Company’s common stock on the first day of the Offering Period.

Purchase Price, Shares Purchased. Shares of common stock may be purchased under the ESPP at a Purchase Price equal to 85% of the Fair Market Value of the common stock on the last day of the Purchase Period. The Fair Market Value of the common stock on any relevant date generally will be the closing price per share as reported on the Nasdaq Global Market (or the mean of the closing bid and asked prices, if no sales were reported) as quoted on such exchange or reported in The Wall Street Journal. The number of shares of common stock a participant purchases in each Offering Period is determined by dividing the total amount of payroll deductions withheld from the participant’s compensation prior to the last day of the Purchase Period by the Purchase Price, subject to the limitations described above.

Termination of Employment. If a participant’s employment terminates for any reason, including disability or death, or the participant fails to remain in the continuous scheduled employ of the Company for at least twenty hours per week, he or she will be deemed to have withdrawn from the ESPP. As a result, his or her participation in the ESPP ceases immediately. In such event, the payroll deductions credited to the participant’s account will be returned to him or her or, in the case of death, to the person or persons entitled thereto as provided in the ESPP, without interest.

Adjustments Upon Changes in Capitalization. Subject to any required action by our stockholders, the number of shares reserved under the ESPP as well as the price per share of common stock covered by each option under the ESPP that has not yet been exercised shall be proportionately adjusted for any increase or decrease in the number of issued shares of common stock resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the common stock, or any other increase or decrease in the number of shares of common stock effected without receipt of consideration by the Company. The conversion of any convertible securities of the Company shall not be deemed to have been “effected without receipt of consideration.” Such adjustment shall be made by the Board of Directors, whose determination in that respect shall be final, binding and conclusive.

Adjustments Upon Dissolution or Liquidation. In the event of the proposed dissolution or liquidation of the Company, any Offering Period will terminate immediately prior to the consummation of such proposed action, unless otherwise provided by the Board of Directors.

Adjustments Upon Merger or Asset Sale. In the event of the sale of all or substantially all of the assets of the Company, or the merger of the Company with or into another corporation, each option under the ESPP shall be assumed or an equivalent option shall be substituted by such successor corporation or a parent or subsidiary of such successor corporation. In the event the successor corporation refuses to assume or substitute for the options, the Board of Directors shall shorten any Purchase Periods and Offering Periods then in progress by setting a new Exercise Date (the “New Exercise Date”) and any Offering Periods shall end on the New Exercise Date. The New Exercise Date shall be prior to the merger, consolidation or asset sale. If the Board of Directors shortens any Purchase Periods and Offering Periods then in progress, each participant shall be notified in writing at least ten business days prior to the New Exercise Date, that the Exercise Date has been changed to the New Exercise Date and that all options will be exercised automatically on the New Exercise Date, unless the participant withdraws from the Offering Period prior to the New Exercise Date.

Amendment and Termination of the Plan. The Board of Directors may at any time terminate or amend the ESPP. Generally, no such termination can affect options previously granted, except that the Board of Directors may terminate an Offering Period on any Exercise Date if the Board of Directors determines that termination of the ESPP is in the best interests of the Company and its stockholders. No amendment shall be effective, including (a) increases in the number of shares issuable under the ESPP, (b) alterations to the purchase price formula so as to reduce the purchase price, or (c) modifications to the requirements for eligibility to participate in the ESPP, unless it is approved by the holders of a majority of the votes cast at a duly held stockholders’ meeting, if such amendment would require stockholder approval in order to comply with Section 423 of the Code. Currently, the ESPP is set to terminate on February 2, 2015, unless terminated earlier by the Administrator.

Withdrawal. Generally, a participant may withdraw from an Offering Period at any time by written notice without affecting his or her eligibility to participate in future Offering Periods. However, once a participant withdraws from a particular Offering Period, that participant may not participate again in the same Offering Period. Upon a withdrawal from an Offering Period, the payroll deductions credited to the participant’s account will be returned to him or her or, without interest. To participate in a subsequent Offering Period, the participant must deliver to the Company a new subscription agreement.

Federal Tax Information for ESPP. The following brief summary of the effect of federal income taxation upon the participant and the Company with respect to the shares purchased under the ESPP. This summary is not exhaustive and does not discuss the tax consequences of a participant’s death or the income tax laws of any state or foreign country in which the participant may reside.

The ESPP, and the right of participants to make purchases thereunder, is intended to qualify under the provisions of Sections 421 and 423 of the Code. Under these provisions, no income will be taxable to a participant until the shares purchased under the ESPP are sold or otherwise disposed of. Upon sale or other disposition of the shares, the participant will generally be subject to tax and the amount of the tax will depend upon the holding period for the shares. If the shares are sold or otherwise disposed of more than two years from the first day of the Offering Period, the participant will recognize ordinary income measured as the lesser of (i) the excess of the fair market value of the shares at the time of such sale or disposition over the Purchase Price, or (ii) an amount equal to the excess of the fair market value of the shares on the Exercise Date over the Purchase Price. Any additional gain will be treated as long-term capital gain. If the shares are sold or otherwise disposed of before the expiration of this holding period, the participant will recognize ordinary income generally measured as the excess of the fair market value of the shares on the date the shares are purchased over the Purchase Price. Any additional gain or loss on such sale or disposition will be long-term or short-term capital gain or loss, depending on the holding period for the shares. The Company generally is not entitled to a deduction for amounts taxed as ordinary income or capital gain to a participant except to the extent of ordinary income recognized by participants upon a sale or disposition of shares prior to the expiration of the holding periods described above.

ESPP Benefits. The Company is unable to predict the amount of benefits that will be received by or allocated to any particular participant under the ESPP. The following table sets forth the dollar amount and the number of shares purchased under the ESPP during the last fiscal year to (i) each of the Company’s Named Executive Officers, (ii) all executive officers as a group, (iii) all non-employee directors as a group and (iv) all employees other than executive officers as a group.

ESPP BENEFITS TABLE

Name	Number of Shares	Value of Shares Purchased (1)
Jimmy S.M. Lee	6,825	$35,048
Scott D. Howarth	6,047	30,604
John M. Cobb	—	—
Kong-Yeu Han	5,917	30,401
Chang-Chaio Han	5,575	28,111
All executive officers as a group (5 persons)	24,364	123,804
All non-employee directors as a group (6 persons)	—	—
All employees other than executive officers as a group	146,459	739,778

(1)

The dollar value of shares purchased under the ESPP was computed by multiplying the number of shares purchased times the market price of the common stock on the purchase date. In accordance with the terms of the ESPP, the shares of common stock were purchased at a price equal to 85% of the fair market value of the common stock on the last day of the Purchase Period.

The Company’s executive officers have an interest in this proposal as they may purchase shares under the ESPP.

Vote Required; Recommendation of Board of Directors

The affirmative vote of a majority of the Votes Cast on the proposal at the Annual Meeting is required to approve the amendment to the 1993 Employee Stock Purchase Plan.

THE COMPANY’S BOARD OF DIRECTORS BELIEVES THAT PROPOSAL THREE IS IN ISSI’S BEST INTERESTS AND IN THE BEST INTERESTS OF ISSI’S STOCKHOLDERS AND UNANIMOUSLY RECOMMENDS VOTING “FOR” THE APPROVAL OF THE AMENDMENT TO THE 1993 EMPLOYEE STOCK PURCHASE PLAN.

PROPOSAL FOUR

RATIFICATION OF APPOINTMENT OF

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of ISSI’s Board of Directors has appointed Grant Thornton LLP (“Grant Thornton”) as ISSI’s independent registered public accounting firm for fiscal 2008. Grant Thornton began auditing ISSI’s financial statements in June 2007 after we dismissed Ernst & Young LLP (“E&Y”) as our independent registered public accounting firm. The decision to dismiss E&Y was approved by the Audit Committee of the Board of Directors. Prior to that, E&Y audited ISSI’s financial statements from 1990 to 2006. A representative of Grant Thornton is expected to be present at the meeting, will have the opportunity to make a statement, and is expected to be available to respond to appropriate questions.

The reports of E&Y on the financial statements of ISSI for the year ended September 30, 2006 and through June 28, 2007 contained no adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principle, but did include explanatory paragraphs for the effects of a restatement of the financial statements for the years ended September 30, 2005 and 2004, and the adoption of Statement of Financial Accounting Standards No. 123(R), “Share-Based Payment” in 2006.

During the year ended September 30, 2006 and through June 28, 2007, there were no disagreements with E&Y on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of E&Y, would have caused E&Y to make reference thereto in its reports on the financial statements of ISSI for such years.

During the year ended September 30, 2006 and through June 28, 2007, there were no reportable events (as defined in Item 304(a)(1)(v) of Regulation S-K), except as described below.

As previously reported in our Annual Report on Form 10-K filed on May 30, 2007, ISSI concluded that errors that led to the restatement of its financial statements for the years ended September 30, 2005 and 2004 resulted from inadequate internal control over the accounting for its stock option programs. We identified a material weakness in our internal control over financial reporting related to our stock option granting practices and the related accounting in periods ending prior to March 31, 2006. Beginning in March 2006, we standardized and formalized the procedure for granting awards of stock options to employees and to executive officers. ISSI believes that the changes made in March 2006 remediated the past material weakness in its internal control over financial reporting related to its stock option granting practices and the related accounting, and reduced to remote the likelihood that any incorrect measurement dates or any material error in accounting for stock options could have occurred during fiscal 2006 and not been detected as part of its financial reporting close process.

On June 28, 2007, ISSI engaged Grant Thornton as its new independent registered public accounting firm to audit its financial statements for the year ending September 30, 2007 and to review the financial statements included in its quarterly report on Form 10-Q for the quarter ending June 30, 2007. The report of Grant Thornton on the financial statements of ISSI for the year ended September 30, 2007 contained no adverse opinion or disclaimer of opinion and was not qualified or modified as to uncertainty, audit scope or accounting principle.

The Audit Committee of the Board of Directors appointed Grant Thornton as its independent registered public accounting firm to audit our financial statements for the year ending September 30, 2008. The report of Grant Thornton on the financial statements of ISSI for the year ended September 30, 2008 contained no adverse opinion or disclaimer of opinion and was not qualified or modified as to uncertainty, audit scope or accounting principle.

Prior to the engagement of Grant Thornton, neither ISSI nor anyone on behalf of ISSI consulted with Grant Thornton prior to June 28, 2007 in any manner regarding either: (a) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on ISSI’s financial statements; or (b) any matter that was the subject of either a disagreement or a reportable event (as defined in Item 304(a)(1)(iv) and (v), respectively, of Regulation S-K).

Fees Paid to Accountants

The following table shows the fees that we paid or accrued for the audit and other services provided by Grant Thornton for fiscal year 2008 and for the audit and other services provided by Grant Thornton and E&Y for fiscal year 2007.

Fee Category	Fiscal 2008 Grant Thornton LLP	Fiscal 2007 Grant Thornton LLP	Fiscal 2007 Ernst & Young LLP
Audit Fees	$1,119,377	$812,847	$1,829,210
Audit-Related Fees	—	—	—
Tax Fees	28,643	—	17,460
All Other Fees	—	—	—

Total	$1,148,020	$812,847	$1,846,670

Audit Fees. This category includes the audit of our annual financial statements, review of financial statements included in our Form 10-Q quarterly reports, the audit of management’s assessment of the effectiveness, as well as the audit of the effectiveness, of our internal control over financial reporting included in our Form 10-K for fiscal 2008 as required by Section 404 of the Sarbanes-Oxley Act of 2002, and services that are normally provided by the independent registered public accounting firm in connection with statutory and regulatory filings or engagements for those fiscal years. This category also includes advice on accounting matters that arose during, or as a result of, the audit or the review of interim financial statements, statutory audits required by non-U.S. jurisdictions and the preparation of an annual “management letter” on internal control matters.

Audit-Related Fees. This category consists of assurance and related services provided by the independent registered public accounting firm that are reasonably related to the performance of the audit or review of our financial statements and are not reported above under “Audit Fees”. There were no services provided under this category for fiscal years 2008 and 2007.

Tax Fees. This category consists of professional services rendered by the independent registered public accounting firm, primarily in connection with our tax compliance activities, including the preparation of tax returns in certain overseas jurisdictions and technical tax advice related to the preparation of tax returns.

All Other Fees. This category consists of fees for other corporate services.

Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Registered Public Accounting Firm

The Audit Committee’s policy is to pre-approve all audit and non-audit services provided by the independent registered public accounting firm. These services may include audit services, audit-related services, tax services and other services. The Audit Committee may also pre-approve particular services on a case-by-case basis. The independent registered public accounting firm is required to periodically report to the Audit Committee regarding the extent of services provided by the independent registered public accounting firm in accordance with such pre-approval. The Audit Committee may also delegate pre-approval authority to one of its members. Such member must report any decisions to the Audit Committee at the next scheduled meeting.

During fiscal 2008, the Audit Committee approved in advance all audit and non-audit services to be provided by Grant Thornton LLP. The Audit Committee has determined that the non-audit services rendered by such Grant Thornton and Ernst & Young, LLP during fiscal 2008 and fiscal 2007 were compatible with maintaining the independence of the respective independent registered public accounting firms.

Vote Required; Recommendation of Board of Directors

Stockholder ratification of the appointment of Grant Thornton LLP is not required by our Bylaws or applicable law. However, the Board of Directors chose to submit such appointment to the stockholders for ratification. The affirmative vote of a majority of the Votes Cast on the proposal at the Annual Meeting is required to approve the ratification. In the event of a negative vote on such ratification, the Audit Committee will reconsider its selection.

UPON THE RECOMMENDATION OF OUR AUDIT COMMITTEE, THE BOARD BELIEVES THAT PROPOSAL FOUR IS IN ISSI’S BEST INTERESTS AND IN THE BEST INTERESTS OF ISSI’S STOCKHOLDERS AND UNANIMOUSLY RECOMMENDS VOTING “FOR” RATIFICATION OF THE APPOINTMENT OF GRANT THORNTON LLP AS INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.

EXECUTIVE COMPENSATION

COMPENSATION DISCUSSION AND ANALYSIS

Overview of Compensation Program

The current members of the Compensation Committee of the Board of Directors (the “Compensation Committee”) are Messrs. McDonald, Pletcher and Wooley. The Compensation Committee oversees and administers ISSI’s executive compensation program. The Compensation Committee is comprised entirely of independent directors determined in accordance with various Nasdaq, SEC and Internal Revenue Code rules. The Compensation Committee’s goal is to ensure that the total compensation paid to ISSI’s executive officers is fair, reasonable and competitive. The Compensation Committee operates under a written charter adopted by the Board of Directors. A copy of the Compensation Committee charter can be found on our website at www.issi.com.

Compensation Philosophy and Objectives

Our philosophy towards executive compensation reflects the following principles:

•	Total compensation opportunities should be competitive. We believe that our total compensation programs should be competitive so that we can attract, retain and motivate talented executives.

•

Total compensation should be related to our performance. We believe that a significant portion of our executives’ total compensation should be linked to achieving specified financial and business objectives that we believe will create stockholder value.

•

Total compensation should be related to individual performance. We believe that executives’ total compensation should reward individual performance achievements and encourage individual contributions to achieve better performance.

•

Equity awards help executives think like stockholders. We believe that our executives’ total compensation should have a significant equity component because stock based equity awards help reinforce the executive’s long-term interest in our overall performance and thereby align the interests of the executive with the interests of our stockholders.

Determining Executive Compensation

In establishing our overall program for executive compensation, the Compensation Committee works closely with our senior management including our Chief Executive Officer and Executive Chairman. However, our executives do not participate in any Board or Compensation Committee deliberations relating to their own compensation.

In late fiscal 2007, we engaged Compensia, Inc. as a compensation consultant to review our overall executive compensation structure. In late fiscal 2008, we engaged Compensia to perform a more detailed analysis of the elements of our executive compensation program. As part of this analysis, Compensia presented publicly available data from a number of companies that were comparable to us in terms of market capitalization and industry focus. The Compensation Committee considered and reviewed this data in establishing executive compensation levels for fiscal 2009. The Compensation Committee compared the compensation of our executives with that of the executive officers in the market data as a whole rather than any individual company within such survey.

In reviewing such data, our executive compensation levels were on the lower end of comparable companies. However, as discussed in more detail below, in light of the deteriorating economic environment, we determined not to increase the base compensation of our executives but to allow for compensation increases if the executives achieved the bonus plan objectives. We do not target a specific percentile in the range of comparative information for each individual executive or for each component of compensation. Instead, we structured a total compensation package in view of the comparative information and such other factors specific to the executive, including level of responsibility, prior experience and expectations of future performance. Other than the data supplied by Compensia described above, we do not use peer group executive compensation information. Set forth on Exhibit A is a list of the companies that were included in the industry data from Compensia.

Each executive receives a mix of compensation comprised of base salary, cash bonuses and equity awards. The amount of compensation allocated to each element of compensation is determined on a case-by-case basis. We do not have specific policies for allocating between long-term and currently paid out compensation nor policies for allocating between cash and non-cash compensation, and among different forms of non-cash compensation.

With respect to our cash bonus program, each year the Compensation Committee sets cash bonus targets based on each executive’s function and past performance and our overall performance and goals for the coming fiscal year. The amount of cash bonus ultimately paid depends on the extent to which performance goals are achieved, subject to adjustment at the discretion of the Compensation Committee.

As described in greater detail below in the “Analysis of Elements of Executive Compensation,” the Compensation Committees considers both ISSI performance and individual performance when determining the level of compensation for a number of the elements of executive compensation. For example, in determining option grants and any increases in base salary, the Compensation Committee takes into consideration, among other things, the prior individual performance of an executive officer, as well as ISSI’s performance. Similarly, the executive bonus plan is an “at risk” bonus designed to induce our executive officers to accomplish a level of individual performance and our overall business goals and reflects our philosophy that total compensation should be related both to individual performance and our performance. The Compensation Committee believes that the various elements of executive compensation work together to promote our objective that total compensation should be related both to individual performance and our performance.

Elements of Executive Compensation

The components of our executive compensation are as follows:

•	Base salary;

•	Executive bonus program; and

•	Stock option awards.

All of our executive and non-executive employees who meet the relevant eligibility requirements may also participate in the following programs:

•

Employee stock purchase plan. This plan is a tax-qualified plan pursuant to which participants can purchase our stock at a 15% discount to the market price at the end of each six month purchase period. Under this plan, a participant can invest a maximum amount equal to 10% of base salary and commissions, provided that such amount cannot exceed $25,000 in any year.

•	A tax-qualified, employee-funded 401(k) plan. We made no matching contributions under the plan in fiscal 2008. The plan does not permit the purchase of shares of our common stock.

•

Health and welfare benefits. Our executive officers are eligible to receive the same health benefits that are available to other employees and a contribution to their benefit premium that is the same as provided to other employees. Under this plan, the cost to us is dependent on the level of benefits coverage an employee elects.

We seek to reward shorter-term performance through base salary, and our bonus program. Longer-term performance is incentivized through equity grants.

Analysis of Elements of Executive Compensation

Base Salary

Our goal is to provide our executives with competitive base salaries. In setting salaries for fiscal 2009, we considered survey data from Compensia to help evaluate the reasonableness and competitiveness of its base salaries. We determine base salary for each executive based on the level of job responsibilities, consideration of the prior performance of the executive and the company, the executive’s experience and tenure, consideration of the expected future contributions of the executive, and general compensation trends and practices in the technology industry, including pay levels and programs provided by comparable companies. In setting base salaries, we do not utilize any particular formula but instead exercise judgment in view of our overall compensation philosophy and objectives. Individual base salaries are reviewed annually.

In November 2008, the Compensation Committee met to approve the salaries of our executives for fiscal 2009. In this regard, although the Compensation Committee was pleased with the performance of our executives, in light of the deteriorating economic and business environment, the Compensation Committee determined to make no salary increases from the salaries which were in effect as of September 30, 2008. Mr. Jimmy Lee’s annual base salary was reduced to $100,000 reflecting his reduced time status. Mr. Scott Howarth’s annual base salary remained at $285,000; Mr. John Cobb’s annual base salary remained at $225,000; Mr. KY Han’s annual base salary remained at $250,000; and Mr. James Han’s annual base salary remained at $250,000.

In addition to the freeze in executive base salaries, in December 2008, the Compensation Committee and our executives agreed to temporarily reduce the executive base salaries by 10% effective January 1, 2009 in connection with ongoing cost reduction efforts being undertaken by ISSI, which include a 10% reduction in salaries for all of our employees. In connection with these cost reduction efforts, our Board agreed to reduce their annual retainer and meeting fees by 10%.

Executive Bonus Program

We reward achievement of shorter term performance objectives through our cash bonus program under which our executives and certain other senior employees participate. Under the bonus plan, the Compensation Committee determines the performance goals applicable to any award which goals may include, without limitation, total revenue, revenue from specific product lines, cash flow; earnings; earnings per share; earnings before interest and taxes; earnings before interest, taxes, depreciation, and amortization; operating profit; gross or operating margin and individual objectives. As determined by the Compensation Committee, the performance goals may be based on U.S. generally accepted accounting principles (“GAAP”) or Non-GAAP results and any actual results may be adjusted by the Compensation Committee for one-time items or unbudgeted or unexpected items when determining whether the performance goals have been met. The goals may be on the basis of any factors the Compensation Committee determines relevant, and may be on an individual, divisional, business unit or Company-wide basis. The performance goals may differ from participant to participant and from award to award.

Under the bonus plan, at the beginning of each fiscal year, the Compensation Committee sets the performance metrics under the plan and also determines the discretionary amounts which may be awarded under the plan. As described in our Proxy Statement for our Annual Meeting in 2008, under the bonus program for fiscal 2008, our executives were eligible to receive cash bonuses based 90% on our performance in fiscal 2008 and based 10% on the individual’s performance as determined at the discretion of the Compensation Committee. The Company’s performance was measured based on EBITDA (as defined in the 2008 bonus plan), specific product revenue, and inventory management goals for fiscal 2008. In determining the actual bonus amounts for fiscal 2008, the Compensation Committee made an adjustment to the EBITDA calculation (as defined in the 2008 Bonus Plan) to adjust for certain unexpected legal fees incurred in connection with our tender offer activities and our stock option investigation, resulting in an increase to the total bonus payout equal to 12.5% of the target bonus amount for each executive officer. No adjustments were made to the product revenue and inventory management performance levels. With respect to the discretionary portion of the bonus calculation, the Compensation Committee determined that each executive officer would receive 7% of the 10% allocated for such awards. As a result of the foregoing, the Compensation Committee approved total bonuses under the bonus plan equal to 67.3% of the target bonus amount for each executive officer, or a $82,022 bonus in the case of Mr. Lee (which amount reflects a pro-ration for his reduced time status) and a $67,300 bonus in the case of each of Messrs. Howarth, K.Y. Han and James Han. Mr. John Cobb’s bonus was pro-rated based on his start date with the Company and his actual pro-rated bonus amount was $19,637.

For fiscal 2009, the Compensation Committee established the parameters of the bonus plan whereby our executive officers are eligible to receive cash bonuses equal to a percentage of ISSI’s operating profit for fiscal 2009 as determined in accordance with GAAP, subject to adjustment by the Compensation Committee in its discretion to reflect unexpected items (such as ISSI’s recent goodwill write-off). Specifically, the bonus amount allocated to Mr. Howarth is 2.0% of operating profit; the bonus amount allocated to Mr. Cobb is 1.1% of operating profit; and the bonus amount allocated to each of Messrs. K.Y. Han and James Han is 1.0% of operating profit. Our executives are eligible to receive additional bonuses under the bonus plan based upon their performance as determined at the discretion of the Compensation Committee. For fiscal 2009, the discretionary bonus amount for Mr. Howarth is $120,000; the discretionary bonus amount for Mr. Cobb is $70,000; and the discretionary bonus amount for each of Messrs. K.Y. Han and James Han is $60,000. Due to his reduced time status, Mr. Lee was not allocated any bonus amounts for fiscal 2009.

Stock Option Awards

Determining the Overall Level of Equity Compensation Awards. We use equity compensation to incentivize a large number of our employees. In fiscal 2008, approximately 94% of all regular, full-time employees received equity based compensation. Our use of equity compensation for a large number of our employees is driven by our goal of aligning the long-term interests of our employees with our overall performance and the interests of our stockholders. We view equity awards as essential in hiring and retaining professional talent in directing the efforts of these key employees to maximize long-term total return to stockholders. In granting equity awards, we attempt to attract and retain key employees, while being cognizant of the effects such grants will have on charges to our income statement and on the dilutive impact that such equity compensation will have on our stockholders. Depending on both the performance of our common stock and the hiring environment in our industry, we may grant stock options, restricted stock or other awards as deemed appropriate to meet our employment and financial performance objectives. Our overall level of equity awards for each year is budgeted to take into consideration the number of awards granted in prior years and relevant industry data. For fiscal 2009, we have budgeted our overall equity grants to 4.5% of our outstanding shares.

Allocation of Stock Option Awards. In fiscal 2008, we granted a total of 986,030 options to all employees which represented 4% of our shares outstanding at September 30, 2008. Of such amount, options for a total of 300,000 shares were granted to our executives, representing 30% of all options granted in fiscal 2008. Options granted to executives vest over a period of four years. A set formula for allocating options to executives as a group or to any particular executive is not utilized. Instead, the Compensation Committee exercises its judgment and discretion and considers, among other things, the role and responsibility of the executive, competitive factors, the amount of stock based equity compensation already held by the executive, the non-equity compensation received by the executive and the total number of options to be granted to all participants during the year. The number of option shares granted to each named executive is set forth in the Grants of Plan-Based Awards Table. The value of such grants, as determined in accordance with FAS 123R for each individual named executive is set forth in the column entitled “Full Grant Date Fair Value of Stock and Option Awards” in the Grants of Plan Based Awards Table.

Timing of Equity Awards. The Compensation Committee typically grants options to executives once per year. Such grants are made at a meeting of the Compensation Committee held in the first quarter of the fiscal year. Grants to new employees are typically made six times per year at Compensation Committee meetings. We do not have any program, plan or practice to time grants in coordination with the release of material non-public information. We do not time, nor do we plan to time, the release of material non-public information for the purposes of affecting the value of executive compensation. Our 2007 Incentive Compensation Plan provides that the exercise price of stock options be the market closing price of our stock on the grant date.

Executive Equity Ownership. We encourage our executives to hold an equity interest in ISSI. However, we do not have specific share retention and ownership guidelines for our executives. We do not permit executives to sell short our stock.

Non-Qualified Deferred Compensation Plan

We have a non-qualified deferred compensation plan. One of our executive officers, Mr. Lee, receives benefits under this plan and preferential or above-market earnings are included in the column labeled “Change in Pension Value and Nonqualified Deferred Compensation Earnings” in the Summary Compensation Table on page 32. We also have a pension plan covering our Taiwan based employees. Two of our executive officers, Messrs. Kong-Yeu Han and Chang-Chaio Han both receive retirement benefits under this plan and are included in the column labeled “Change in Pension Value and Nonqualified Deferred Compensation Earnings” in the Summary Compensation Table on page 32.

Perquisites

While ISSI seeks to offer a level of perquisites sufficient to recruit and retain key executive talent, ISSI believes that setting appropriate levels of base and variable pay are of greater importance to motivating key talent and increasing stockholder return than any package of non-cash perquisites. There are no significant recurring perquisites granted to executive officers.

Performance Based Compensation and Financial Restatement

To date, we have not considered or implemented a policy regarding retroactive adjustments to any cash or equity based incentive compensation paid to our executives and other employees where such payments were predicated upon the achievement of certain financial results that would subsequently be the subject of a restatement.

Change of Control Considerations

All of our executives are employed at will and do not have employment agreements, severance payment arrangements or payment arrangements that would be triggered by a merger or other change of control of ISSI.

Effect of Accounting and Tax Treatment on Compensation Decisions

In the review and establishment of our compensation programs, ISSI considers the anticipated accounting and tax implications to ISSI and its executives. While we consider the applicable accounting and tax treatment, these factors alone are not dispositive, and we also consider the cash and non-cash impact of the programs and whether a program is consistent with our overall compensation philosophy and objectives.

Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), imposes a limit on the amount of compensation that we may deduct in any one year with respect to our chief executive officer and each of the next four most highly compensated executive officers, unless certain criteria are satisfied. Performance-based compensation, as defined in the Code, is fully deductible if the programs are approved by stockholders and meet other requirements. We believe that grants of equity awards under our 2007 Incentive Compensation Plan qualify as performance-based for purposes of satisfying the conditions of Section 162(m), thereby permitting us to receive a federal income tax deduction in connection with such awards. In general, we have determined that we will not seek to limit executive compensation so that it is deductible under Section 162(m). However, from time to time, we monitor whether it might be in our interests to structure its compensation programs to satisfy the requirements of Section 162(m). We seek to maintain flexibility in compensating our executives in a manner designed to promote our corporate goals and therefore the Compensation Committee has not adopted a policy requiring all compensation to be deductible. The Compensation Committee will continue to assess the impact of Section 162(m) on our compensation practices and determine what further action, if any, is appropriate.

Commencing on October 1, 2005, the beginning of fiscal 2006, we became subject to the requirements set forth in FASB 123R Share-Based Payment, and accordingly, record a change to our income statement for the estimated value of stock-based awards.

Role of Executives in Executive Compensation Decisions

The Compensation Committee seeks input from our President and Chief Executive Officer and our Executive Chairman, when discussing the performance of, and compensation levels for executives other than such persons. None of our executives participate in deliberations relating to his own compensation.

Report of the Compensation Committee of the Board of Directors*

The Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis (the CD&A) section of this proxy statement required by Item 402(b) of Regulation S-K and, based on such review and discussion, the Compensation Committee recommended the inclusion of the CD&A in this proxy statement.

Compensation Committee of the Board of Directors

Keith McDonald

Stephen Pletcher

Bruce A. Wooley

*

The material in this report is not “soliciting material,” is not deemed “filed” with the SEC, and is not to be incorporated by reference into any filing of ISSI under the Securities Act of 1933, as amended, or the Exchange Act, whether made before or after the date hereof and irespective of any general incorporation language contained in such filing.

COMPENSATION OF EXECUTIVE OFFICERS

The following table sets forth all compensation received for services rendered to ISSI and ISSI’s subsidiaries in all capacities during the last fiscal year by (i) our Executive Chairman of the Board of Directors, (ii) our President and Chief Executive Officer, (iii) our Vice President and Chief Financial Officer, and (iv) the two (2) other executive officers who were serving as executive officers as of the end of fiscal 2008 (such officers are hereinafter collectively referred to as the “Named Executive Officers”):

Summary Compensation Table

Name and Principal Position	Year	Salary ($) (1)	Bonus ($) (2)	Stock Awards ($)	Option Awards ($) (3)	Non-Equity Incentive Plan Compensation ($) (2)	Change in Pension Value and Non-Qualified Deferred Compensation Earnings ($)		All Other Compensation ($)	Total ($)
Jimmy S.M Lee (4)	2008	285,048	—	—	193,367	82,022	11,941	(9)	4,494	576,872
Executive Chairman of the Board	2007	290,000	—	—	219,631	—	20,591	(9)	11,250	541,472

Scott D. Howarth (5)	2008	275,923	—	—	173,813	67,300	—		—	517,036
President and Chief Executive Officer	2007	235,000	50,000	—	130,534	—	—		—	415,534

John M. Cobb (6)	2008	86,539	—	—	13,724	19,637	—		—	119,900
Vice President and Chief Financial Officer

Kong Yeu Han (7)	2008	250,000	—	—	178,199	67,300	25,771	(10)	31,052	552,322
Vice Chairman	2007	240,000	30,000	—	141,044	—	22,238	(10)	33,305	466,587

Chang-Chaio Han (8)	2008	250,000	—	—	178,199	67,300	78,941	(10)	98,103	672,542
Executive Vice President	2007	220,000	30,000	—	141,044	—	2,042	(10)	35,400	428,486
General Manager, ISSI-
Taiwan & SRAM/DRAM
Business Division

(1)	Represents the base salary earned by each executive in the corresponding fiscal year.
(2)

Includes bonuses earned for performance in the fiscal year noted even though such amounts are payable in subsequent years. Excludes bonuses paid in the fiscal year noted but earned in prior years. See the “Compensation Discussion and Analysis” section of this proxy statement for further discussion on how bonuses were determined.

(3)

Represents the compensation cost recognized in the Company’s financial statements in fiscal 2008 under SFAS No. 123R related to non-qualified stock options for each executive and thus may include amounts from awards granted prior to fiscal 2008. For information on the valuation assumptions made with respect to the foregoing option grants, please refer to the assumptions for fiscal years ending September 30, 2008, 2007, and 2006 stated in Note 11 “Stock-Based Compensation” to Consolidated Financial Statements in ISSI’s audited financial statements for the fiscal year ended September 30, 2008, included in ISSI’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on December 15, 2008. However, as required, the amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions.

(4)	All other compensation consists of value of a car lease.
(5)	Mr. Howarth also served as our Chief Financial Officer during fiscal year 2007 and during fiscal year 2008 until May 2008.
(6)	Mr. Cobb joined us as Chief Financial Officer in May 2008.

(7)	All other compensation consists of allowances for the cost of maintaining dual residences.
(8)	All other compensation consists of allowances for the cost of maintaining dual residences and $61,468 for the payment of accrued vacation in fiscal 2008.
(9)

Such amount is comprised of above-market earnings on non-qualified deferred compensation plans calculated as the amount by which the accrued rate of interest exceeded 120% of the applicable federal long-term rate for such period.

(10)	Such amount is comprised of change in pension value.

Grants of Plan Based Awards in Fiscal Year 2008

The following table sets forth information concerning grants of plan based awards to each of the Named Executive Officers during the fiscal year ended September 30, 2008. Amounts listed in the “Estimated Future Payouts Under Non-Equity Incentive Plan Awards” column are annual targets based on the salaries of the Named Executive Officers at the end of fiscal 2008. Actual payments for our bonus plans in fiscal 2008 are reflected in the Summary Compensation Table above. Option awards in the table below were granted in fiscal 2008.

Name	Grant Date	Estimated Possible Payouts Under Non-Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh) (1)	Market Price on Grant Date ($/Sh) (1)	Grant Date Fair Value of Stock and Option Awards ($) (2)
		Threshold ($)	Target ($)	Maximum ($)
Jimmy S.M. Lee (3)	12/6/07	—	—	—	—	70,000	6.56	6.56	201,439
	11/9/07	—	150,000	700,000	—	—	—	—	—
Scott Howarth (4)	12/6/07	—	—	—	—	50,000	6.56	6.56	145,885
	3/31/08	—	—	—	—	20,000	6.05	6.05	48,856
	11/9/07	—	100,000	500,000	—	—	—	—	—
John M. Cobb (5)	6/10/08	—	—	—	—	60,000	5.86	5.86	142,104
	5/8/08	—	75,000	450,000	—	—	—	—	—
Kong Yeu Han (6)	12/6/07	—	—	—	—	50,000	6.56	6.56	145,885
	11/9/07	—	100,000	500,000	—	—	—	—	—
Chang-Chaio Han (7)	12/6/07	—	—	—	—	50,000	6.56	6.56	145,885
	11/9/07	—	100,000	500,000	—	—	—	—	—

(1)	The exercise price of option awards was determined based on the closing price of ISSI’s common stock on the date of grant.
(2)	The grant date fair value is generally the amount the company would expense in its financial statements over the award’s service period, but does not include a reduction for forfeitures.
(3)

Annual awards are made under the executive bonus plan, and the maximum amounts are set forth in such plan. The target amount was pro-rated for Mr. Lee’s reduced time status. Mr. Lee also received equity grants under the 2007 Incentive Compensation Plan. See the “Compensation Discussion and Analysis” section of this proxy statement for the terms of such award.

(4)

Annual awards are made under the executive bonus plan, and the maximum amounts are set forth in such plan. Mr. Howarth also received grants under the 2007 Incentive Compensation Plan. See the “Compensation Discussion and Analysis” section of this proxy statement for the terms of such award.

(5)

Annual awards are made under the executive bonus plan, and the maximum amounts are set forth in such plan. The target amount was pro-rated for Mr. Cobb’s length of service. Mr. Cobb also received grants under the 2007 Incentive Compensation Plan. See the “Compensation Discussion and Analysis” section of this proxy statement for the terms of such award.

(6)

Annual awards are made under the executive bonus plan, and the maximum amounts are set forth in such plan. Mr. Han also received grants under the 2007 Incentive Compensation Plan. See the “Compensation Discussion and Analysis” section of this proxy statement for the terms of such award.

(7)

Annual awards are made under the executive bonus plan, and the maximum amounts are set forth in such plan. Mr. Han also received grants under the 2007 Incentive Compensation Plan. See the “Compensation Discussion and Analysis” section of this proxy statement for the terms of such award.

Summary Compensation Table and Grants of Plan-Based Awards Table Discussion

Based on the data stated in the Summary Compensation Table, the level of salary, bonus and non-equity incentive plan compensation in proportion to total compensation ranged from approximately 47% to 89% for the named executive officers in fiscal 2008. See the “Compensation Discussion and Analysis” section of this proxy statement for further discussion of overall compensation and now compensation is determined.

We do not have employment contracts with our named executive officers, nor do we have agreements to pay severance on involuntary termination or retirement.

For a discussion of the material terms of the awards listed in the Grants of Plan-Based Awards Table, see the discussion of the equity awards and incentive cash bonuses in the “Compensation Discussion and Analysis” section of this proxy statement.

We have not repriced any stock options or made any material modifications to any equity based awards held by our Named Executive Officers during fiscal 2008.

Outstanding Equity Awards at Fiscal Year End

The following table sets forth certain information concerning outstanding equity awards held by each of the Named Executive Officers as of September 30, 2008.

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)
Jimmy S.M. Lee	35,000	—		6.375	10/18/09	—	—
	10,000	—		26.06	2/01/10	—	—
	25,000	—		35.38	4/14/10	—	—
	2,000	—		26.06	2/01/10	—	—
	40,000	—		16.69	12/04/10	—	—
	8,750	—		15.45	4/09/11	—	—
	8,750	—		12.08	10/02/11	—	—
	45,000	—		11.14	10/02/11	—	—
	18,462	—		4.95	8/06/12	—	—
	50,000	—		3.12	1/30/13	—	—
	50,000	—		9.80	10/01/13	—	—
	86,250	3,750	(1)	7.45	11/10/14	—	—
	41,250	18,750	(3)	6.66	12/23/12	—	—
	16,042	53,958	(6)	6.56	12/06/14	—	—

Total	436,504	61,042

Scott D. Howarth	64,583	35,417	(4)	6.33	2/21/13	—	—
	23,958	26,042	(5)	5.54	10/12/13	—	—
	11,458	38,542	(6)	6.56	12/06/14	—	—
	—	20,000	(7)	5.54	3/31/15	—	—

Total	99,999	120,001				—	—

John M. Cobb	—	60,000	(8)	5.86	6/10/15	—	—

Total	—	60,000				—	—

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)
Kong Yeu Han	15,000	—		3.1562	12/02/08	—	—
	6,400	—		3.1562	12/02/08	—	—
	5,600	—		3.1562	12/02/08	—	—
	8,000	—		2.875	4/29/09	—	—
	15,000	—		6.375	10/18/09	—	—
	81,250	18,750	(2)	7.29	6/27/15	—	—
	13,750	6,250	(3)	6.66	12/23/12	—	—
	23,958	26,042	(5)	5.54	10/12/13	—	—
	11,458	38,542	(6)	6.56	12/06/14	—	—

Total	180,416	89,584

Chang-Chaio Han	81,250	18,750	(2)	7.29	6/27/15	—	—
	13,750	6,250	(3)	6.66	12/23/12	—	—
	23,958	26,042	(5)	5.54	10/12/13	—	—
	11,458	38,542	(6)	6.56	12/06/14	—	—

Total	130,416	89,584

(1)	Options granted on November 10, 2004 are exercisable 25% beginning November 10, 2005 and then in 1/48 increments monthly.
(2)	Options granted on June 27, 2005 are exercisable 6.25% beginning September 27, 2005 and then in 1/48 increments monthly.
(3)	Options granted on December 23, 2005 are exercisable 12.5% beginning June 23, 2006 and then in 1/48 increments monthly.
(4)	Options granted on February 21, 2006 are exercisable 12.5% beginning August 21, 2006 and then in 1/48 increments monthly.
(5)	Options granted on October 12, 2006 are exercisable 12.5% beginning April 12, 2007 and then in 1/48 increments monthly.
(6)	Options granted on December 6, 2007 are exercisable 12.5% beginning April 1, 2008 and then in 1/48 increments monthly.
(7)	Options granted on March 31, 2008 are exercisable 25% beginning March 31, 2009 and then in 1/48 increments monthly.
(8)	Options granted on June 10, 2008 are exercisable 25% beginning May 12, 2009 and then in 1/48 increments monthly.

The following table sets forth the options exercised for each of our Named Executive Officers in fiscal year 2008.

	Option Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)
Jimmy S.M. Lee	25,000	43,500
Scott D. Howarth	—	—
John M. Cobb	—	—
Kong Yeu Han	—	—
Chang-Chaio Han	5,625	8,198

Pension Benefits for Fiscal Year 2008

The following table sets forth the estimated present value of accumulated pension benefits for the listed officers.

Name	Plan Name	Number of Years Credited Service (#)	Present Value of Accumulated Benefit ($) (1)	Payments During Last Fiscal Year ($)
Jimmy S.M. Lee	—	—	—	—
Scott D. Howarth	—	—	—	—
John M. Cobb	—	—	—	—
Kong Yeu Han	ICSI Pension Plan	18	228,191	—
Chang-Chaio Han	ICSI Pension Plan	10	124,672	—

(1)	The change in the present value of accumulated benefit is reflected in the listed officer’s balance reported in the Non-Qualified Deferred Compensation table.

In connection with the acquisition of Integrated Circuit Solution, Inc. (“ICSI”) during 2005, we assumed pension plans covering substantially all of ICSI’s Taiwan based employees. The pension plans are based on the Labor Standards Law, a defined benefit plan (the “Benefit Plan”) and the Labor Pension Act, a defined contribution plan. Under the Labor Standards Law of the R.O.C., the Benefit Plan provides for a lump sum payment upon retirement based on years of service and the employee’s compensation during the last six months of employment. In accordance with the Labor Standards Law, ICSI makes monthly contributions equal to 2% of its wages and salaries. The fund is administered by the Employees’ Retirement Fund Committee and is registered in this committee’s name.

The following table sets forth the non-qualified deferred compensation for each of our Named Executive Officers during fiscal year 2008.

Non-Qualified Deferred Compensation

Name	Executive Contributions in Last Fiscal Year ($) (1)	ISSI Contributions In Last Fiscal Year ($) (2)	Aggregate Earnings in Last Fiscal Year ($) (3)	Aggregate Withdrawals Distributions ($)	Aggregate Balance at Last Fiscal Year-End ($)
Jimmy S.M. Lee	—	—	50,880	—	762,961
Scott D. Howarth	—	—	—	—	—
John M. Cobb	—	—	—	—	—
Kong Yeu Han	—	—	—	—	—
Chang-Chaio Han	—	—	—	—	—

(1)	These amounts are included in the Summary Compensation table in the “Salary” and “Non-Equity Incentive Plan Compensation” columns.
(2)	These amounts are included in the Summary Compensation table in the “All Other Compensation” column.
(3)	Earnings were based upon prime plus 1%. Preferential or above market earnings of $11,941 included in this column are included in the Summary Compensation table.

Our non-qualified deferred compensation plan allows eligible employees, including executive officers, to defer up to 100% of their salary and 100% of their bonus. No employee contributions have been made to the plan since fiscal 1998. The participant may elect the distribution as a lump sum or annual installments over two, three or five years. Participants may make a hardship withdrawal under certain circumstances.

Equity Compensation Plan Information

Securities Authorized for Issuance under Equity Compensation Plans

The following table provides information about our common stock that, as of September 30, 2008, may be issued upon the exercise of options and rights under the following existing equity compensation plans (which are all of our equity compensation plans as of September 30, 2008):

	Equity Compensation Plan Information		Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted-average exercise price of outstanding options, warrants and rights (b)
Equity compensation plans approved by security holders	2,316,902	$6.70	3,156,048	(1)
Equity compensation plans not approved by security holders	3,549,684	$7.08	—

Total	5,866,586	$6.93	3,156,048

(1)

The number of shares includes 901,205 shares of common stock reserved for future issuance under the Company’s 1995 Employee Stock Purchase Plan. This plan was approved by stockholders effective February 1995 and was amended by the stockholders on February 6, 2002, on February 27, 2004, and on February 4, 2005.

Equity Compensation Plan not Approved by Security Holders

At September 30, 2008, our 1996 Stock Option Plan had not been approved by our stockholders. On October 18, 1996, our Board of Directors approved the 1996 Stock Option Plan that provides for the grant of non-statutory stock options to non-executive employees and consultants. At September 30, 2008, no shares of our common stock remained available for future issuance under this plan and options to purchase 3,449,684 shares of our common stock were outstanding with a weighted average exercise price of $7.10 and grant prices ranging from $2.35 to $35.38. Generally, the stock options vest ratably over a four (4) year period. The options expire upon the earlier of seven (7) years from the date of grant (ten (10) years for grants prior to October 1, 2005) or thirty (30) days following termination of employment or consultancy, unless specified otherwise in the option agreement. In the event of certain changes in control of ISSI, the 1996 Stock Option Plan requires that each outstanding option be assumed or an equivalent option substituted by the successor corporation. However, if such successor refuses to assume the then outstanding options, the 1996 Stock Option Plan provides for the full acceleration of the exercisability of all outstanding options. Our 2007 Plan approved at our 2007 annual meeting of stockholders replaced our 1996 Stock Option Plan with respect to future option grants.

On February 21, 2006, we entered into a Stand-Alone Stock Option Agreement (the “Option”) with Scott Howarth, our Chief Financial Officer. The Option is a non-qualified stock option to purchase 100,000 shares of our common stock and has the following terms: (i) an exercise price equal to $6.33 per share which was the fair market value of our common stock on the grant date of February 21, 2006, (ii) a term of 7 years from the date of grant, and (iii) vesting as to 12.5% of the shares on the six (6) month anniversary of his employment start date, and as to 1/48th of the total shares each month thereafter until the option is fully vested. The Option was granted without stockholder approval pursuant to Nasdaq Marketplace Rule 4350(i)(1)(A)(iv).

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) and related rules under the Securities Exchange Act of 1934 require our directors, executive officers and stockholders holding more than 10% of our common stock to file reports of holdings and transactions in ISSI stock with the SEC and to furnish us with copies of all Section 16(a) forms they file. Based solely on its review of copies of filings under Section 16(a) of the Exchange Act received by it during fiscal 2008, or written representations from certain reporting persons, we believe that during fiscal 2008, all Section 16 filing requirements were met except that: Mr. Cobb, an executive officer, filed one (1) late Form 3; Mr. Kong Yeu Han, an executive officer and director, filed one (1) late Form 4 with respect to one (1) transaction; Mr. James Han, an executive officer, filed one (1) late Form 4 with respect to one (1) transaction; Mr. Chien, a director, filed one (1) late Form 3; Mr. McDonald, a director, filed one (1) late Form 4 with respect to one (1) transaction; Mr. Wooley, a director, filed one (1) late Form 4 with respect to one (1) transaction; Mr. Zimmerman, a director, filed one (1) late Form 3; Mr. Riley, a director, filed one (1) late Form 4 with respect to one (1) transaction.

CERTAIN TRANSACTIONS

We have entered into indemnification agreements with our officers and directors containing provisions that may require us, among other thing, to indemnify our officers and directors against certain liabilities that may arise by reason of their status or service as officers or directors and to advance their expenses incurred as a result of any proceeding against them as to which they could be indemnified.

As described in the Tender Offer Statement on Schedule TO filed by ISSI with the Securities and Exchange Commission on December 3, 2007, ISSI announced, among other things, that it planed to repurchase up to 10 million shares of its common stock through a self-tender offer at a price of $7.00 per share, for a total repurchase price of up to $70 million (the “Tender Offer”). In connection with the Tender Offer, on November 28, 2007, ISSI entered into a letter agreement (the “Riley Letter Agreement”) with Riley Investment Management, LLC, Riley Investment Partners Master Fund, L.P., Bryant R. Riley, B. Riley & Co. Retirement Trust, and B. Riley & Co., LLC, (the “Riley Parties”). Pursuant to the Letter Agreement, the parties agreed that:

•	effective upon the closing of the Tender Offer, each of Bryant R. Riley and Melvin Keating will resign from the Board of Directors of ISSI;

•	The Riley Parties and ISSI shall enter into a standstill agreement, as described in further detail below; and

•

upon the closing of the Tender Offer, the terms of the letter agreement among ISSI and the Riley Parties, dated August 28, 2006, as amended as of November 30, 2006, shall immediately terminate and be of no further force or effect on and after such date.

Bryant R. Riley, an affiliate of the other Riley Parties, was a member of the Board of Directors of ISSI and its Nominating Committee and Compensation Committee during fiscal 2008, until his departure from the Board of Directors in January 2008.

In connection with the Tender Offer and the Riley Letter Agreement, on November 28, 2007, ISSI also entered into a letter agreement with Melvin Keating (the “Keating Letter Agreement”), a former member of the Board of Directors of ISSI, pursuant to which Mr. Keating agreed to resign from the Board of Directors of ISSI effective upon the closing of the Tender Offer. Both Messrs. Keating and Riley resigned from the Board of Directors effective January 3, 2008.

In connection with the Tender Offer and pursuant to the Riley Letter Agreement, on November 28, 2007, ISSI entered into a Standstill Agreement (the “Riley Standstill Agreement”) with the Riley Parties, pursuant to which the Riley Parties agreed, until the date on which proxies for the 2011 annual meeting of stockholders of ISSI are first solicited (but no later than March 31, 2011), not to, among other things:

•	acquire (or offer or agree to acquire) any material amount of assets of ISSI, or encourage any third party to do so;

•	encourage any third party that they acquire, or offer or agree to acquire, 1% or more of any voting securities of ISSI (including any such securities already held by such third party);

•

participate (or encourage any third party to participate) in any “solicitation” of “proxies” to vote (as such terms are used in the rules of the Securities and Exchange Commission), or seek to advise or influence any person or entity with respect to the voting of any voting securities of ISSI, with respect to the foregoing or, among other things, (i) any extraordinary transaction, such as a merger, reorganization or liquidation involving ISSI, certain changes in the present structure or membership of the Board of Directors or management of ISSI or any change to any material term of the employment contract of any executive officer of ISSI, (ii) the opposition of any person nominated by ISSI’s nominating committee, or (iii) any material change in ISSI’s capital structure or business; or

•

take any action that could require ISSI to make a public announcement regarding the possibility of the foregoing or take certain other actions in connection with the foregoing, including making a public announcement or forming or participating in a “group” as defined in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended.

In connection with the Tender Offer, on November 28, 2007, ISSI also entered into a Standstill Agreement (the “Miller Standstill Agreement”) with the Trust A-4—Lloyd I. Miller, an Ohio trust, Trust C—Lloyd I. Miller, an Ohio trust, Milgrat I(OOOOO), an Ohio trust, Milgrat II(FF), an Ohio trust, Milgrat I(XXX), an Ohio trust, Milgrat I(ZZZZ), an Ohio trust, Milfam II L.P., a Georgia limited partnership and Lloyd I. Miller, III. The terms of the Miller Standstill Agreement are substantially the same as the terms of the Riley Standstill Agreement.

On January 11, 2008, ISSI announced the results of the Tender Offer, stating that the ISSI accepted for payment 10,000,000 shares of its common stock at a purchase price of $7.00 per share, resulting in aggregate payments of $70,000,000. These shares represented approximately 27.4% of ISSI’s shares outstanding as of December 31, 2007.

Based on the final count by the depositary for the tender offer, an aggregate of 24,838,228 shares were properly tendered and not withdrawn at the purchase price of $7.00 per share, including 1,321,860 shares tendered through notice of guaranteed delivery. As the aggregate number of shares tendered exceeds the maximum purchase quantity, the actual shares purchased was prorated at the rate of .402605210. The Riley Parties collectively sold 1,984,090 shares pursuant to the Tender Offer and Mr. Keating tendered an unspecified number of shares pursuant to the Tender Offer.

Pursuant to the charter of the Audit Committee of our Board of Directors, the Audit Committee reviews and approves all related party transactions as required by applicable laws and Nasdaq and SEC rules and regulations.

CODE OF BUSINESS CONDUCT AND ETHICS

In January 2004, we adopted a Code of Business Conduct and Ethics that applies to all directors and employees, including our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions. The full text of the Code of Business Conduct and Ethics is published on our website at www.issi.com. We intend to disclose future amendments to certain provisions of the Code of Business Conduct and Ethics, or waivers of such provisions granted to executive officers, on our website within four business days following the date of such amendment or waiver.

OTHER MATTERS

We know of no other matters to be submitted at the Annual Meeting. If any other matters properly come before the meeting, it is the intention of the persons named in the enclosed proxy to vote the shares they represent as our Board of Directors may recommend.

THE BOARD OF DIRECTORS

San Jose, California

January 5, 2009

Appendix A

INTEGRATED SILICON SOLUTION, INC.

1993 EMPLOYEE STOCK PURCHASE PLAN

(as amended through December 19, 2005)

The following constitute the provisions of the 1993 Employee Stock Purchase Plan of Integrated Silicon Solution, Inc.

1. Purpose. The purpose of the Plan is to provide employees of the Company and its Designated Subsidiaries with an opportunity to purchase Common Stock of the Company through accumulated payroll deductions. It is the intention of the Company to have the Plan qualify as an “Employee Stock Purchase Plan” under Section 423 of the Internal Revenue Code of 1986, as amended. The provisions of the Plan, accordingly, shall be construed so as to extend and limit participation in a manner consistent with the requirements of that section of the Code.

2. Definitions.

(a)	“Board” shall mean the Board of Directors of the Company.

(b)	“Code” shall mean the Internal Revenue Code of 1986, as amended.

(c)	“Common Stock” shall mean the Common Stock of the Company.

(d)	“Company” shall mean Integrated Silicon Solution, Inc., and any Designated Subsidiary of the Company.

(e)	“Compensation” shall mean all base straight time gross earnings, including commissions, but exclusive of payments for overtime, shift premium, incentive compensation, incentive payments, bonuses, and other compensation.

(f)	“Designated Subsidiaries” shall mean the Subsidiaries which have been designated by the Board from time to time in its sole discretion as eligible to participate in the Plan.

(g)	“Employee” shall mean any individual who is an employee of the Company for tax purposes whose customary employment with the Company is at least twenty (20) hours per week and more than five (5) months in any calendar year. For purposes of the Plan, the employment relationship shall be treated as continuing intact while the individual is on sick leave or other leave of absence approved by the Company. Where the period of leave exceeds 90 days and the individual’s right to reemployment is not guaranteed either by statute or by contract, the employment relationship will be deemed to have terminated on the 91st day of such leave.

(h)	“Enrollment Date” shall mean the first day of each Offering Period.

(i)	“Exercise Date” shall mean the last day of each Purchase Period.

(j)	“Fair Market Value” shall mean, as of any date, the value of Common Stock determined as follows:

(1) If the Common Stock is listed on any established stock exchange or a national market system, including without limitation the National Market of the National Association of Securities Dealers, Inc. Automated Quotation (“NASDAQ”) System, its Fair Market Value shall be the closing sale price for the Common Stock (or the mean of the closing bid and asked prices, if no sales were reported), as quoted on such exchange (or the exchange with the greatest volume of trading in Common Stock) or system on the date of such determination, as reported in The Wall Street Journal or such other source as the Board deems reliable, or;

(2) If the Common Stock is quoted on the NASDAQ system (but not on the National Market thereof) or is regularly quoted by a recognized securities dealer but selling prices are not reported, its Fair Market Value shall be the mean of the closing bid and asked prices for the Common Stock on the date of such determination, as reported in The Wall Street Journal or such other source as the Board deems reliable, or;

(3) In the absence of an established market for the Common Stock, the Fair Market Value thereof shall be determined in good faith by the Board.

(k)	“Offering Period” shall mean the period of approximately twenty-four (24) months during which an option granted pursuant to the Plan may be exercised, commencing on the first Trading Day on or after February 1 and August 1 of each year and terminating on the last Trading Day in the periods ending twenty-four (24) months later. The duration and timing of Offering Periods may be changed pursuant to Section 4 of this Plan.

(l)	“Plan” shall mean this Employee Stock Purchase Plan.

(m)	“Purchase Price” shall mean an amount determined by the Board or its committee administering the Plan, from time to time, in its discretion and on a uniform and non-discriminating basis, for all options to be granted on an Enrollment Date. However, in no event shall the price be less than 85% of the Fair Market Value of a share of Common Stock on the Enrollment Date or on the Exercise Date, whichever is lower.

(n)	“Purchase Period” shall mean the approximately six month period commencing after one Exercise Date and ending with the next Exercise Date, except that the first Purchase Period of any Offering Period shall commence on the Enrollment Date and end with the next Exercise Date.

(o)	“Reserves” shall mean the number of shares of Common Stock covered by each option under the Plan which have not yet been exercised and the number of shares of Common Stock which have been authorized for issuance under the Plan but not yet placed under option.

(p)	“Subsidiary” shall mean a corporation, domestic or foreign, of which not less than 50% of the voting shares are held by the Company or a Subsidiary, whether or not such corporation now exists or is hereafter organized or acquired by the Company or a Subsidiary.

(q)	“Trading Day” shall mean a day on which national stock exchanges and the NASDAQ System are open for trading.

3. Eligibility.

(a)	Any Employee (as defined in Section 2(h)), who shall be employed by the Company on a given Enrollment Date shall be eligible to participate in the Plan.

(b)	Any provisions of the Plan to the contrary notwithstanding, no Employee shall be granted an option under the Plan (i) if, immediately after the grant, such Employee (or any other person whose stock would be attributed to such Employee pursuant to Section 424(d) of the Code) would own capital stock of the Company and/or hold outstanding options to purchase such stock possessing five percent (5%) or more of the total combined voting power or value of all classes of the capital stock of the Company or of any Subsidiary, or (ii) which permits his or her rights to purchase stock under all employee stock purchase plans of the Company and its subsidiaries to accrue at a rate which exceeds twenty-five thousand dollars ($25,000) worth of stock (determined at the fair market value of the shares at the time such option is granted) for each calendar year in which such option is outstanding at any time.

4. Offering Periods. The Plan shall be implemented by consecutive, overlapping Offering Periods with a new Offering Period commencing on the first Trading Day on or after February 1 and August 1 each year, or on such other dates as the Board shall determine, and continuing thereafter until terminated in accordance with Section 19 hereof. The Board shall have the power to change the duration of Offering Periods (including the commencement and termination dates thereof) with respect to future offerings without stockholder approval if such change is announced at least five (5) days prior to the scheduled beginning of the first Offering Period to be affected thereafter.

5. Participation.

(a)	An eligible Employee may become a participant in the Plan by completing a subscription agreement authorizing payroll deductions in the form of Exhibit A to this Plan and filing it with the Company’s payroll office prior to the applicable Enrollment Date or by submitting a subscription agreement in such other form and manner as the Board or its committee administering the Plan may determine from time to time (in its discretion and on a non-discriminatory basis).

(b)	Payroll deductions for a participant shall commence on the first payroll following the Enrollment Date and shall end on the last payroll in the Offering Period to which such authorization is applicable, unless sooner terminated by the participant as provided in Section 10 hereof.

6. Payroll Deductions.

(a)	At the time a participant files his or her subscription agreement, he or she shall elect to have payroll deductions made on each pay day during the Offering Period in an amount not exceeding ten percent (10%) (or such lesser percentage that the Board or its committee administering the Plan may establish from time to time, in its discretion and on a non-discriminatory basis, for all options to be granted on any Enrollment Date) of the Compensation which he or she receives on each pay day during the Offering Period, and the aggregate of such payroll deductions during the Offering Period shall not exceed ten percent (10%) of the participant’s Compensation during said Offering Period.

(b)	All payroll deductions made for a participant shall be credited to his or her account under the Plan and will be withheld in whole percentages only. A participant may not make any additional payments into such account.

(c)	A participant may discontinue his or her participation in the Plan as provided in Section 10 hereof, or may increase or decrease the rate of his or her payroll deductions during the Offering Period by completing or filing with the Company a new subscription agreement authorizing a change in payroll deduction rate. The Board may, in its discretion, limit the number of participation rate changes during any Offering Period. The change in rate shall be effective with the first full payroll period following five (5) business days after the Company’s receipt of the new subscription agreement unless the Company elects to process a given change in participation more quickly. A participant’s subscription agreement shall remain in effect for successive Offering Periods unless terminated as provided in Section 10 hereof.

(d)	Notwithstanding the foregoing, to the extent necessary to comply with Section 423(b)(8) of the Code and Section 3(b) hereof, a participant’s payroll deductions may be decreased to 0% at any time during any Purchase Period. Payroll deductions shall recommence at the rate provided in such participant’s subscription agreement at the beginning of the first Purchase Period which is scheduled to end in the following calendar year, unless terminated by the participant as provided in Section 10 hereof.

7. Grant of Option. On the Enrollment Date of each Offering Period, each eligible Employee participating in such Offering Period shall be granted an option to purchase on each Exercise Date during such Offering Period (at the applicable Purchase Price) up to a number of shares of the Company’s Common Stock determined by dividing such Employee’s payroll deductions accumulated prior to such Exercise Date and retained in the Participant’s account as of the Exercise Date by the applicable Purchase Price; provided that in no event shall an Employee be permitted to purchase during each Purchase Period more than a number of Shares determined by dividing $12,500 by the Fair Market Value of a share of the Company’s Common Stock on the Enrollment Date (except if there is only one Purchase Period in a calendar year, in which case the dollar limit in the preceding equation shall be $25,000 instead of $12,500), and provided further that such purchase shall be subject to the limitations set forth in Sections 3(b) and 12 hereof. Exercise of the option shall occur as provided in Section 8 hereof, unless the participant has withdrawn pursuant to Section 10 hereof, and shall expire on the last day of the Offering Period.

8. Exercise of Option. Unless a participant withdraws from the Plan as provided in Section 10 hereof, his or her option for the purchase of shares will be exercised automatically on the Exercise Date, and the maximum number of full shares subject to option shall be purchased for such participant at the applicable Purchase Price with the accumulated payroll deductions in his or her account. No fractional shares will be purchased; any payroll deductions accumulated in a participant’s account which are not sufficient to purchase a full share shall be retained in the participant’s account for the subsequent Purchase Period or Offering Period, subject to earlier withdrawal by the participant as provided in Section 10 hereof. Any other monies left over in a participant’s account after the Exercise Date shall be returned to the participant. During a participant’s lifetime, a participant’s option to purchase shares hereunder is exercisable only by him or her.

9. Delivery. As promptly as practicable after each Exercise Date on which a purchase of shares occurs, the Company shall arrange the delivery to each participant, or a custodian or broker, as appropriate, of a certificate representing the shares purchased upon exercise of his or her option. As determined by the Board or its committee administering the Plan, from time to time, such shares shall be delivered as physical certificates or by means of a book entry system.

10. Withdrawal; Termination of Employment.

(a)	A participant may withdraw all but not less than all the payroll deductions credited to his or her account and not yet used to exercise his or her option under the Plan at any time by giving written notice to the Company in the form of Exhibit B to this Plan or by providing notice in such other form and manner as the Board or its committee administering the Plan may determine from time to time (in its discretion and on a non-discriminating basis). All of the participant’s payroll deductions credited to his or her account will be paid to such participant promptly after receipt of notice of withdrawal and such participant’s option for the Offering Period will be automatically terminated, and no further payroll deductions for the purchase of shares will be made for such Offering Period. If a participant withdraws from an Offering Period, payroll deductions will not resume at the beginning of the succeeding Offering Period unless the participant delivers to the Company a new subscription agreement.

(b)	Upon a participant’s ceasing to be an Employee (as defined in Section 2(h) hereof), for any reason, including by virtue of him or her having failed to remain an Employee of the Company for at least twenty (20) hours per week during an Offering Period in which the Employee is a participant, he or she will be deemed to have elected to withdraw from the Plan and the payroll deductions credited to such participant’s account during the Offering Period but not yet used to exercise the option will be returned to such participant or, in the case of his or her death, to the person or persons entitled thereto under Section 14 hereof, and such participant’s option will be automatically terminated.

11. Interest. No interest shall accrue on the payroll deductions of a participant in the Plan.

12. Stock.

(a)	The maximum number of shares of the Company’s Common Stock which shall be made available for sale under the Plan shall be three million six hundred fifty thousand (3,650,000) shares, subject to adjustment upon changes in capitalization of the Company as provided in Section 18 hereof. If, on a given Exercise Date, the number of shares with respect to which options are to be exercised exceeds the number of shares then available under the Plan, the Company shall make a pro rata allocation of the shares remaining available for purchase in as uniform a manner as shall be practicable and as it shall determine to be equitable.

(b)	The participant will have no interest or voting right in shares covered by his or her option until such option has been exercised.

(c)	Shares to be delivered to a participant under the Plan will be registered in the name of the participant or in the name of the participant and his or her spouse.

13. Administration.

(a)	Administrative Body. The Plan shall be administered by the Board or a committee of members of the Board appointed by the Board. The Board or its committee shall have full and exclusive discretionary authority to construe, interpret and apply the terms of the Plan, to determine eligibility and to adjudicate all disputed claims filed under the Plan. Every finding, decision and determination made by the Board or its committee shall, to the full extent permitted by law, be final and binding upon all parties. Members of the Board who are eligible Employees are permitted to participate in the Plan, provided that:

(1) Members of the Board who are eligible to participate in the Plan may not vote on any matter affecting the administration of the Plan or the grant of any option pursuant to the Plan.

(2) If a Committee is established to administer the Plan, no member of the Board who is eligible to participate in the Plan may be a member of the Committee.

(b)	Rule 16b-3 Limitations. Notwithstanding the provisions of Subsection (a) of this Section 13, in the event that Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or any successor provision (“Rule 16b-3”) provides specific requirements for the administrators of plans of this type, the Plan shall be only administered by such a body and in such a manner as shall comply with the applicable requirements of Rule 16b-3. Unless permitted by Rule 16b-3, no discretion concerning decisions regarding the Plan shall be afforded to any committee or person that is not “disinterested” as that term is used in Rule 16b-3.

14. Designation of Beneficiary.

(a)	A participant may file, in a manner designated from time to time by the Board or its committee administering the Plan, a designation of a beneficiary who is to receive any shares and cash, if any, from the participant’s account under the Plan in the event of such participant’s death subsequent to an Exercise Date on which the option is exercised but prior to delivery to such participant of such shares and cash. In addition, a participant may file a designation of a beneficiary who is to receive any cash from the participant’s account under the Plan in the event of such participant’s death prior to exercise of the option. If a participant is married and the designated beneficiary is not the spouse, spousal consent shall be required for such designation to be effective.

(b)	Such designation of beneficiary may be changed by the participant at any time in a manner designated from time to time by the Board or its committee administering the Plan. In the event of the death of a participant and in the absence of a beneficiary validly designated under the Plan who is living at the time of such participant’s death, the Company shall deliver such shares and/or cash to the executor or administrator of the estate of the participant, or if no such executor or administrator has been appointed (to the knowledge of the Company), the Company, in its discretion, may deliver such shares and/or cash to the spouse or to any one or more dependents or relatives of the participant, or if no spouse, dependent or relative is known to the Company, then to such other person as the Company may designate.

15. Transferability. Neither payroll deductions credited to a participant’s account nor any rights with regard to the exercise of an option or to receive shares under the Plan may be assigned, transferred, pledged or otherwise disposed of in any way (other than by will, the laws of descent and distribution or as provided in Section 14 hereof) by the participant. Any such attempt at assignment, transfer, pledge or other disposition shall be without effect, except that the Company may treat such act as an election to withdraw funds from an Offering Period in accordance with Section 10 hereof.

16. Use of Funds. All payroll deductions received or held by the Company under the Plan may be used by the Company for any corporate purpose, and the Company shall not be obligated to segregate such payroll deductions.

17. Reports. Individual accounts will be maintained for each participant in the Plan. Statements of account will be given to participating Employees at least annually, which statements will set forth the amounts of payroll deductions, the Purchase Price, the number of shares purchased and the remaining cash balance, if any.

18. Adjustments Upon Changes in Capitalization, Dissolution, Liquidation, Merger or Asset Sale.

(a)	Changes in Capitalization. Subject to any required action by the stockholders of the Company, the Reserves as well as the price per share of Common Stock covered by each option under the Plan which has not yet been exercised shall be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Common Stock, or any other increase or decrease in the number of shares of Common Stock effected without receipt of consideration by the Company; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been “effected without receipt of consideration”. Such adjustment shall be made by the Board, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock subject to an option.

(b)	Dissolution or Liquidation. In the event of the proposed dissolution or liquidation of the Company, the Offering Periods will terminate immediately prior to the consummation of such proposed action, unless otherwise provided by the Board.

(c)	Merger or Asset Sale. In the event of a proposed sale of all or substantially all of the assets of the Company, or the merger of the Company with or into another corporation, each option under the Plan shall be assumed or an equivalent option shall be substituted by such successor corporation or a parent or subsidiary of such successor corporation, unless the Board determines, in the exercise of its sole discretion and in lieu of such assumption or substitution, to shorten the Offering Periods then in progress by setting a new Exercise Date (the “New Exercise Date”) or to cancel each outstanding right to purchase and refund all sums collected from participants during the Offering Period then in progress. If the Board shortens the Offering Periods then in progress in lieu of assumption or substitution in the event of a merger or sale of assets, the Board shall notify each participant in writing, at least ten (10) business days prior to the New Exercise Date, that the Exercise Date for his option has been changed to the New Exercise Date and that his option will be exercised automatically on the New Exercise Date, unless prior to such date he has withdrawn from the Offering Periods as provided in Section 10 hereof. For purposes of this paragraph, an option granted under the Plan shall be deemed to be assumed if, following the sale of assets or merger, the option confers the right to purchase, for each share of option stock subject to the option immediately prior to the sale of assets or merger, the consideration (whether stock, cash or other securities or property) received in the sale of assets or merger by holders of Common Stock for each share of Common Stock held on the effective date of the transaction (and if such holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding shares of Common Stock); provided, however, that if such consideration received in the sale of assets or merger was not solely common stock of the successor corporation or its parent (as defined in Section 424(e) of the Code), the Board may, with the consent of the successor corporation and the participant, provide for the consideration to be received upon exercise of the option to be solely common stock of the successor corporation or its parent equal in fair market value to the per share consideration received by holders of Common Stock and the sale of assets or merger.

The Board may, if it so determines in the exercise of its sole discretion, also make provision for adjusting the Reserves, as well as the price per share of Common Stock covered by each outstanding option, in the event the Company effects one or more reorganizations, recapitalization, rights offerings or other increases or reductions of shares of its outstanding Common Stock, and in the event of the Company being consolidated with or merged into any other corporation.

19. Amendment or Termination.

(a)	The Board or its committee administering the Plan may at any time and for any reason terminate or amend the Plan. Except as provided in Section 18 hereof, no such termination can affect options previously granted, provided that an Offering Period may be terminated by the Board of Directors on any Exercise Date if the Board determines that the termination of the Plan is in the best interests of the Company and its stockholders. Except as provided in Section 18 hereof, no amendment may make any change in any option theretofore granted which adversely affects the rights of any participant. To the extent necessary to comply with Rule 16b-3 or under Section 423 of the Code (or any successor rule or provision or any other applicable law or regulation), the Company shall obtain stockholder approval in such a manner and to such a degree as required.

(b)	Without stockholder consent and without regard to whether any participant rights may be considered to have been “adversely affected,” the Board (or its committee) shall be entitled to change the Offering Periods, limit the frequency and/or number of changes in the amount withheld during an Offering Period, establish the exchange ratio applicable to amounts withheld in a currency other than U.S. dollars, permit payroll withholding in excess of the amount designated by a participant in order to adjust for delays or mistakes in the Company’s processing of properly completed withholding elections, establish reasonable waiting and adjustment periods and/or accounting and crediting procedures to ensure that amounts applied toward the purchase of Common Stock for each participant properly correspond with amounts withheld from the participant’s Compensation, and establish such other limitations or procedures as the Board (or its committee) determines in its sole discretion advisable which are consistent with the Plan.

20. Notices. All notices or other communications by a participant to the Company under or in connection with the Plan shall be deemed to have been duly given when received in the form specified by the Company at the location, or by the person, designated by the Company for the receipt thereof.

21. Conditions Upon Issuance of Shares. Shares shall not be issued with respect to an option unless the exercise of such option and the issuance and delivery of such shares pursuant thereto shall comply with all applicable provisions of law, domestic or foreign, including, without limitation, the Securities Act of 1933, as amended, the Exchange Act, the rules and regulations promulgated thereunder, and the requirements of any stock exchange upon which the shares may then be listed, and shall be further subject to the approval of counsel for the Company with respect to such compliance.

As a condition to the exercise of an option, the Company may require the person exercising such option to represent and warrant at the time of any such exercise that the shares are being purchased only for investment and without any present intention to sell or distribute such shares if, in the opinion of counsel for the Company, such a representation is required by any of the aforementioned applicable provisions of law.

22. Term of Plan. The Plan shall become effective upon the earlier to occur of its adoption by the Board of Directors or its approval by the stockholders of the Company. It shall continue in effect until February 2, 2015 unless sooner terminated under Section 19 hereof.

23. Additional Restrictions of Rule 16b-3. The terms and conditions of options granted hereunder to, and the purchase of shares by, persons subject to Section 16 of the Exchange Act shall comply with the applicable provisions of Rule 16b-3. This Plan shall be deemed to contain, and such options shall contain, and the shares issued upon exercise thereof shall be subject to, such additional conditions and restrictions as may be required by Rule 16b-3 to qualify for the maximum exemption from Section 16 of the Exchange Act with respect to Plan transactions.

EXHIBIT A

INTEGRATED SILICON SOLUTION, INC.

1993 EMPLOYEE STOCK PURCHASE PLAN

SUBSCRIPTION AGREEMENT

Original Application	Enrollment Date:

Change in Payroll Deduction Rate

Change of Beneficiary(ies)

1.	(name) hereby elects to participate in the Integrated Silicon Solution, Inc. 1993 Employee Stock Purchase Plan (the “Employee Stock Purchase Plan”) and subscribes to purchase shares of the Company’s Common Stock in accordance with this Subscription Agreement and the Employee Stock Purchase Plan.

2.	I hereby authorize payroll deductions from each paycheck in the amount of % of my Compensation on each payday (1-10%) during the Offering Period in accordance with the Employee Stock Purchase Plan. (Please note that no fractional percentages are permitted.)

3.	I understand that said payroll deductions shall be accumulated for the purchase of shares of Common Stock at the applicable Purchase Price determined in accordance with the Employee Stock Purchase Plan. I understand that if I do not withdraw from an Offering Period, any accumulated payroll deductions will be used to automatically exercise my option.

4.	I have received a copy of the complete “Integrated Silicon Solution, Inc. 1993 Employee Stock Purchase Plan.” I understand that my participation in the Employee Stock Purchase Plan is in all respects subject to the terms of the Plan. I understand that my ability to exercise the option under this Subscription Agreement is subject to obtaining stockholder approval of the Employee Stock Purchase Plan.

5.	Shares purchased for me under the Employee Stock Purchase Plan should be issued in the name(s) of (Employee or Employee and spouse only):

6.	I understand that if I dispose of any shares received by me pursuant to the Plan within 2 years after the Enrollment Date (the first day of the Offering Period during which I purchased such shares) or one year after the Exercise Date, I will be treated for federal income tax purposes as having received ordinary income at the time of such disposition in an amount equal to the excess of the fair market value of the shares at the time such shares were purchased over the price which I paid for the shares. I hereby agree to notify the Company in writing within 30 days after the date of any disposition of my shares and I will make adequate provision for Federal, state or other tax withholding obligations, if any, which arise upon the disposition of the Common Stock. The Company may, but will not be obligated to, withhold from my compensation the amount necessary to meet any applicable withholding obligation including any withholding necessary to make available to the Company any tax deductions or benefits attributable to sale or early disposition of Common Stock by me. If I dispose of such shares at any time after the expiration of the 2-year and 1-year holding periods, I understand that I will be treated for federal income tax purposes as having received income only at the time of such disposition, and that such income will be taxed as ordinary income only to the extent of an amount equal to the lesser of (1) the excess of the fair market value of the shares at the time of such disposition over the purchase price which I paid for the shares, or (2) 15% of the fair market value of the shares on the first day of the Offering Period. The remainder of the gain, if any, recognized on such disposition will be taxed as capital gain.

7.	I hereby agree to be bound by the terms of the Employee Stock Purchase Plan. The effectiveness of this Subscription Agreement is dependent upon my eligibility to participate in the Employee Stock Purchase Plan.

8.	In the event of my death, I hereby designate the following as my beneficiary(ies) to receive all payments and shares due me under the Employee Stock Purchase Plan:

NAME: (Please print)
(First) (Middle) (Last)

Relationship

(Address)

Employee’s Social
Security Number:

Employee’s Address:

I UNDERSTAND THAT THIS SUBSCRIPTION AGREEMENT SHALL REMAIN IN EFFECT THROUGHOUT SUCCESSIVE OFFERING PERIODS UNLESS TERMINATED BY ME.

Dated:
Signature of Employee

Spouse’s Signature (If beneficiary is other than spouse)

EXHIBIT B

INTEGRATED SILICON SOLUTION, INC.

1993 EMPLOYEE STOCK PURCHASE PLAN

NOTICE OF WITHDRAWAL

The undersigned participant in the Offering Period of the Integrated Silicon Solution, Inc. 1993 Employee Stock Purchase Plan which began on                     , 19         (the “Enrollment Date”) hereby notifies the Company that he or she hereby withdraws from the Offering Period. He or she hereby directs the Company to pay to the undersigned as promptly as practicable all the payroll deductions credited to his or her account with respect to such Offering Period. The undersigned understands and agrees that his or her option for such Offering Period will be automatically terminated. The undersigned understands further that no further payroll deductions will be made for the purchase of shares in the current Offering Period and the undersigned shall be eligible to participate in succeeding Offering Periods only by delivering to the Company a new Subscription Agreement.

Name and Address of Participant:

Signature:

Date:

INTEGRATED SILICON SOLUTION, INC.

Proxy Solicited on Behalf of the Board of Directors

The undersigned hereby appoints SCOTT D. HOWARTH and JOHN M. COBB, jointly and severally, proxies, with full power of substitution, to vote all shares of Common Stock of Integrated Silicon Solution, Inc., a Delaware corporation, which the undersigned is entitled to vote at the Annual Meeting of Stockholders to be held at the Silicon Valley Capital Club, Fairmont Plaza, 50 West San Fernando, 17th Floor, San Jose, California, on February 6, 2009, at 3:30 p.m., local time, or any adjournment thereof. The proxies are being directed to vote as specified below or, if no specification is made, FOR the election of directors, FOR the approval of the stock option exchange program, FOR the approval of the amendment to our 1993 Employee Stock Purchase Plan, FOR the appointment of Grant Thornton LLP as our independent registered public accounting firm, and in accordance with their discretion on such other matters that may properly come before the meeting.

The directors recommend a FOR vote on each item.

Address Change/Comments

(Mark the corresponding box on the reverse side)

BNY MELLON SHAREOWNER SERVICES

P.O. BOX 3550

SOUTH HACKENSACK, NJ 07606-9250

(Continued and to be marked, dated and signed, on the other side)

FOLD AND DETACH HERE

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Please mark your votes as indicated in this example

FOR WITHHOLD *EXCEPTIONS ALL FOR ALL

1. Election of Directors Nominees:

06 Keith McDonald

07 Stephen Pletcher

08 Bruce Wooley

09 John Zimmerman

01 Jimmy S.M. Lee

02 Scott D. Howarth

03 Kong Yeu Han

04 Paul Chien

05 Jonathan Khazam

(INSTRUCTIONS: To withhold authority to vote for any individual nominee, mark the “Exceptions” box above and write that nominee’s name in the space provided below.)

*Exceptions

2. Proposal to approve a stock option exchange program for employees (excluding executive officers and directors), pursuant to which eligible employees will be offered the opportunity to exchange their eligible options for a smaller number of new options at a lower exercise price.

3. Proposal to approve an amendment increasing the number of shares available for issuance under our 1993 Employee Stock Purchase Plan.

4. Proposal to ratify the appointment of Grant Thornton LLP as our independent registered public accounting firm for the 2009 fiscal year:

FOR AGAINST ABSTAIN

YES NO

I plan to attend the meeting

Mark Here for Address Change or Comments SEE REVERSE

Signature Signature Date

NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

FOLD AND DETACH HERE

INTEGRATED SILICON SOLUTION, INC.

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